Filed Pursuant to Rule 424(b)(2)(5)
Registration No. 333-269452

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 27, 2023)
NEWTEKONE, INC.
Up to $50,000,000 of Depositary Shares, each representing a 1/40th interest in a share of
8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, 8.50%
Fixed Rate Senior Notes due 2029, 8.625% Fixed Rate Senior Notes due 2029
and/or 8.50% Fixed Rate Senior Notes due 2031
We have entered into a Securities Distribution Agreement, dated March 12, 2026 (the “Securities Distribution Agreement”) with B. Riley Securities, Inc., Compass Point Research & Trading, LLC and Roth Capital Partners, LLC (each, a “Placement Agent,” and collectively, the “Placement Agents”) relating to the Securities (as defined herein) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Securities Distribution Agreement, we may offer and sell up to $50,000,000 aggregate principal amount (with respect to the Notes (as defined below)) and liquidation preference (with respect to the Depositary Shares (as defined below)) of our Depositary Shares (the “Depositary Shares”), each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”), Series B, 8.50% Fixed Rate Senior Notes due 2029 (the “8.50% 2029 Notes”), 8.625% Fixed Rate Senior Notes due 2029 (the “8.625% 2029 Notes”) and/or 8.50% Fixed Rate Senior Notes due 2031 (the “2031 Notes,” and, together with the 8.50% 2029 Notes and the 8.625% 2029 Notes, the “Notes,” and, collectively with the Depositary Shares, the “Securities”) from time to time through the Placement Agents acting as our Placement Agents pursuant to this prospectus supplement and the accompanying prospectus.
On March 12, 2026, the last reported sale prices on Nasdaq were $25.17 for the 8.625% 2029 Notes, $25.09 for the 8.50% 2029 Notes, $25.54 for the 2031 Notes and $23.99 per Depositary Share. Sales of our securities, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq or any other existing trading market in the United States for the applicable security, sales made to or through a market maker other than on an exchange or otherwise, directly to the Placement Agents as principals, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and the Placement Agents agree on any method of distribution other than sales on or through Nasdaq (or another existing trading market in the United States for the applicable security) at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
The Placement Agents will receive a commission from us equal to 2.00% of the gross sales price of any of the Securities sold through the Placement Agents under the Securities Distribution Agreement. The Placement Agents are not required to sell any specific number or dollar amount of the Securities, but will use their respective commercially reasonable efforts consistent with their sales and trading practices to sell the Securities offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-49 of this prospectus supplement. In connection with the sale of the Securities on our behalf, each Placement Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Placement Agents may be deemed to be underwriting commissions or discounts.
Investing in our common stock and the Securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, the risks described in “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Securities.
None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency has approved or disapproved of the Securities nor have any of the foregoing authorities determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense. The Securities to be offered and sold pursuant to this prospectus supplement will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

B. Riley Securities	Compass Point Research & Trading LLC	Roth Capital Partners, LLC

The date of this prospectus supplement is March 12, 2026.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
Neither we nor the Placement Agents have authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we prepare or distribute. Neither we nor the Placement Agents take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.
We are not, and the Placement Agents are not, making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer of, or an invitation on our behalf or on behalf of the Placement Agents to subscribe for and purchase, any securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus supplement and the accompanying prospectus are part of an effective shelf registration statement on Form S-3 (File No. 333-269452) that was declared effective by the SEC on July 27, 2023. By using a shelf registration statement, the Company may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus supplement and the accompanying prospectus. As permitted by SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the offering and certain other matters and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus supplement is considered a part of this prospectus supplement and may add, update or change information contained in this prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus supplement will supersede the information in the accompanying prospectus or any earlier prospectus supplement.
References in this prospectus supplement to “NewtekOne,” “the Company,” “we,” “us,” and “our” refer to NewtekOne, Inc., and not to any of its consolidated subsidiaries, unless otherwise specified or as the context otherwise requires.
References in this prospectus supplement to “Newtek Bank” refer to Newtek Bank, National Association and not to any of its consolidated subsidiaries, unless otherwise specified or as the context otherwise requires.

SUMMARY
This summary highlights some of the information in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. It is not complete and may not contain all of the information that you may want to consider before investing in the Securities. You should read this entire document and the other information incorporated by reference herein before investing in the Securities. Throughout this prospectus supplement, except where the context suggests otherwise, the terms “we,” “us,” “our,” “NewtekOne” and “Company” refer to NewtekOne, Inc. and not to any of its consolidated subsidiaries, unless otherwise specified or as the context otherwise requires.
NewtekOne, Inc.
Our Business
We are a financial holding company subject to the regulation and supervision of the Federal Reserve and the Federal Reserve Bank of Atlanta that, together with our consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® and NewtekOne® brands to the independent business owner (“SMB”) market.
We define SMBs as companies having revenues of $1.0 million to $100.0 million, and we estimate the SMB market to be over 36 million businesses in the U.S. as of June 2025, according to the SBA.
In addition to Newtek Bank and its consolidated subsidiary, Small Business Lending, LLC, the following are our consolidated non-bank direct and indirect subsidiaries: Newtek Small Business Finance, LLC; Newtek Merchant Solutions, LLC and its subsidiary Mobil Money, LLC; CDS Business Services, Inc. d/b/a Newtek Business Credit Solutions; PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions; Newtek Insurance Agency, LLC; Titanium Asset Management LLC; Newtek Business Services Holdco 6, Inc. d/b/a Newtek ALP Holdings; and POS on Cloud, LLC, d/b/a Newtek Payment Systems. We have an established and reliable platform that is not limited by client size, industry type, or location. We expect to generate revenue from the business operations of our subsidiaries, including a combination of realized gains on the sale of the government guaranteed portions of SBA 7(a) loans, servicing income and other income, including revenue generated from our business lines Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Bank.
As of December 31, 2025, we had consolidated total assets of $2.74 billion, deposits of $1.42 billion and shareholders’ equity of $397.6 million.
Our Corporate Information
Our principal executive offices are located at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, our telephone number is (212) 356-9500 and our website may be found at http://www.NewtekOne.com. Information contained in our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Securities Offered by Us	Up to $50,000,000 aggregate offering price (or aggregate principal amount / number of shares, as applicable) of the Securities, consisting of the (i) Notes and (ii) Depositary Shares. We will not issue any Securities hereunder unless the Securities are fungible for U.S. federal income tax purposes with the existing class of such Securities.

Securities Outstanding Prior to this Offering	As of December 31, 2025, we had outstanding (aggregate principal amounts): $71,808,000 of the 8.50% 2029 Notes and $75,000,000 of the 8.625% 2029 Notes and 2,000,000 Depositary Shares. No 2031 Notes were outstanding as of December 31, 2025. On January 28, 2026, we issued $7,877,200 of the 2031 Notes pursuant to our offer to exchange such notes for the Company’s 5.50% Notes due 2026 as further described in the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2026.

Manner of Offering
Sales of shares of the Securities under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms of the Securities Distribution Agreement, the Placement Agents will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of Nasdaq, on mutually agreeable terms between the agents and us. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from the sale of shares of our common stock for general corporate purposes. See “Use of Proceeds.”

Risk Factors
See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in the Securities.

Market for Securities	The 8.50% 2029 Notes are listed on Nasdaq under the symbol “NEWTG,” the 8.625% 2029 Notes are listed on Nasdaq under the symbol “NEWTH” and the 2031 Notes are listed on Nasdaq under the symbol “NEWTO.” The Notes are expected to trade “flat.” The Depositary Shares are listed on Nasdaq and trade under the symbol “NEWTP.”

RISK FACTORS
Your decision whether or not to invest in the Securities will involve risk. You should be aware of, and carefully consider, the following risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information included in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequently filed Quarterly Reports on Form 10-Q, before deciding whether to invest in the Securities.
Sales of the Securities under this “at-the-market” offering may cause the market prices of the Securities to decline.
We may sell the Securities from time to time under this “at the market offering.” Sales of the Securities (or the perception that such sales could occur) may cause the market prices of the Notes, the Depositary Shares and our other listed securities to decline or become more volatile. In addition, because the Placement Agents may effect sales in ordinary market transactions (including on Nasdaq), the timing, size and price of sales will depend on market conditions, trading volumes and other factors, and we cannot predict the impact on the market prices of the Securities.
You may experience dilution and/or a reduction in market value as a result of this offering, and you may not be able to resell your Securities at or above the price you paid.
Because the Securities may be sold from time to time at prevailing market prices, the prices paid by purchasers in this offering may vary substantially. Purchasers who buy at different times may pay different prices, and purchasers may experience a decline in the market value of the Securities after their purchase. In addition, to the extent we issue additional Depositary Shares (representing interests in Preferred Stock) or additional Notes under this program, existing holders may experience dilution in economic or market value.
The proceeds from this offering are uncertain and we may not receive any proceeds.
We are not obligated to sell any specific amount of Securities under the Securities Distribution Agreement, and the Placement Agents are not required to sell any specific number or dollar amount of Securities. As a result, the actual proceeds from this offering (if any) are uncertain. We may sell fewer Securities than the maximum amount contemplated or none at all, and the net proceeds (if any) may be more or less than currently estimated.
We have broad discretion in the use of proceeds and may use the proceeds in ways with which you disagree or that do not improve our results.
We intend to use net proceeds for general corporate purposes (including supporting growth of operating subsidiaries, investments, and repayment/refinancing of indebtedness), but we have significant discretion regarding how to apply the net proceeds and the timing of any uses. The failure to apply proceeds effectively could adversely affect our business, financial condition, results of operations and the market prices of the Securities.
If the Placement Agents or their affiliates act as principal, the Placement Agents may have interests that differ from yours.
The Placement Agents may engage in transactions in our Securities for its own account or the accounts of its customers and may at times hold long or short positions. Such activities could affect the market prices or liquidity of the Securities. In addition, the Placement Agents may have interests that differ from investors in this offering.
The Notes are unsecured obligations and are effectively and structurally subordinated, which increases the risk of loss.
The Notes are our direct, unsecured obligations; they are effectively subordinated to secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to liabilities of our subsidiaries, including Newtek Bank. If we or our subsidiaries incur additional indebtedness (including secured indebtedness), the claims of holders of the Notes could be further subordinated, and our ability to make payments on the Notes could be adversely affected.
The Notes may trade with limited liquidity and may trade “flat,” which could adversely affect the market price of the Notes.
Although the Notes are listed on Nasdaq, there can be no assurance of a liquid trading market for any series of Notes, and limited liquidity may increase price volatility and make it more difficult to sell the Notes at a desired price. The Notes are expected to trade “flat,” meaning that prices may not reflect accrued interest in the way investors expect.
The Notes may be redeemed at our option, which may limit your ability to achieve a desired return.
We may redeem each series of Notes at our option on or after the applicable call date. If we redeem Notes, you may not be able to reinvest the proceeds at a comparable yield and may receive a return that is lower than expected.
Dividends on the Preferred Stock are non-cumulative and are subject to our discretion and regulatory and contractual limitations.
Dividends on the Preferred Stock are non-cumulative, and if our board (or an authorized committee) does not declare a dividend for any period (or declares less than a full dividend), the unpaid amount does not accumulate and will not be payable in the future. In addition, our ability to pay dividends may be limited by applicable laws and regulations (including capital adequacy requirements) and by the terms of our existing and future indebtedness.
The Preferred Stock is junior to all of our indebtedness (including the Notes), and holders may have limited recovery in a liquidation.
The Preferred Stock is an equity security that ranks junior to all of our existing and future indebtedness and other non-equity claims, including the Notes. In a liquidation, the Preferred Stock (and therefore the Depositary Shares) is entitled to liquidation preference only after satisfaction of claims of creditors, and holders may not receive full liquidation preference.
We may redeem the Preferred Stock (and therefore the Depositary Shares) in specified circumstances, which may limit your ability to achieve a desired return.
The Preferred Stock is perpetual and generally not redeemable prior to the First Reset Date, but it may be redeemed on dividend payment dates on or after the First Reset Date and may also be redeemable following a regulatory capital treatment event (as described in the Preferred Stock terms). If we redeem, holders will receive the redemption price plus any declared and unpaid dividends (without accumulation of undeclared dividends), and you may not be able to reinvest at a comparable return.
The Depositary Shares are subject to the risks of the depositary arrangement and DTC book-entry system.
The depositary will be the sole holder of the Preferred Stock, and holders of Depositary Shares must rely on the depositary and DTC procedures to exercise rights and receive distributions. Any disruption to these arrangements could affect the timing and manner of distributions, notices, and the ability to transfer interests.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND PROJECTIONS
This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents we may incorporate by reference herein contain, and may contain, forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents we may incorporate by reference herein involve risks and uncertainties, including statements as to:
•our future operating results;
•our business prospects and the prospects of our subsidiaries;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we operate and lend to;
•the ability of our business to achieve its objectives;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the adequacy of our cash resources and working capital;
•our ability to operate as a financial holding company and our ability to operate our subsidiary Newtek Bank, a national bank regulated and supervised by the OCC, and the increased compliance and other costs associated with such operations;
•our ability to adequately manage liquidity, deposits, capital levels and interest rate risk, which have come under greater scrutiny in light of recent unrelated bank failures; and
•the timing of cash flows, if any, from the operations of our subsidiaries.
These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation: an economic downturn, which could impair our and our subsidiaries’ ability to continue to operate or repay their borrowings, which could adversely affect our results; a contraction of available credit and/or an inability to access the equity markets, which could impair our lending and business activities; interest rate volatility, which could adversely affect our results; impacts to financial markets and the global macroeconomic and geopolitical environment, including higher inflation and its impacts; higher interest rates and the impacts on macroeconomic conditions and NewtekOne’s funding costs; changes to the SBA 7(a) loan program, including recent revisions to the SBA Standard Operating Procedure; and the risks, uncertainties and other factors we identify in 'Risk Factors' and elsewhere in this prospectus supplement or any applicable free writing prospectus, including the documents we incorporate by reference. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include the ability of Newtek Bank to originate loans under the SBA 7(a) program, maintain preferred lender program status, sell SBA guaranteed portions of SBA 7(a) loans at premiums and grow deposits; our ability to originate new loans; our subsidiaries’ ability to generate revenue and obtain and maintain certain margins and levels of profitability; and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, including the documents that we incorporate by reference herein, and any applicable free writing prospectus, including the documents we incorporate by reference therein, should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus supplement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required by applicable law. The forward-looking statements in this prospectus supplement are excluded from the safe-harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

USE OF PROCEEDS
Sales of the Securities, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on or through Nasdaq or sales made to or through a market maker other than on an exchange. There is no guarantee that there will be any sales of the Securities pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of the Securities under this prospectus supplement and the accompanying prospectus may be less than as set forth in this paragraph depending on, among other things, the market price of the applicable Securities at the time of any such sale. As a result, the actual net proceeds we receive, if any, may be more or less than the amount of net proceeds estimated in this prospectus supplement.
Assuming the sale of $50,000,000 in the aggregate of the Securities offered under this prospectus supplement and the accompanying prospectus, we estimate that the net proceeds of this offering will be approximately $48,800,000, after deducting the estimated commissions payable to the Placement Agents and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, financing acquisitions, extending credit to or funding investments in our subsidiaries, and repaying, reducing or refinancing indebtedness. The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2025, on an actual basis and on an as adjusted basis to give effect to debt maturities and issuances completed subsequent to December 31, 2025 and the assumed sale of $50,000,000 of Securities offered hereby at a price of $25 per Security, after deducting the estimated commissions of approximately $1,000,000 and estimated offering expenses of approximately $200,000 payable by us. You should read this table together with “Use of Proceeds” and the financial statements and related notes thereto included elsewhere in, or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2025
	Actual	As Adjusted (unaudited)
	(in thousands, except per share data)
Assets:
Cash and cash equivalents	$310,291	$286,968
Other assets	2,434,528	2,434,528
Total assets	$2,744,819	$2,721,496
Liabilities:
Long-term debt(1)
Senior notes:
8.125% notes due 2027	$50,000	$50,000
8.000% notes due 2028	40,000	40,000
8.500% notes due 2029	71,808	76,008
8.625% notes due 2029	75,000	80,050
8.375% notes due 2030	52,000	52,000
8.500% notes due 2031	—	46,927
8.375% notes due 2033	—	15,000
Note Securitizations	128,827	128,827
Advances from Federal Home Loan Banks	7,349	7,349
Other Long-Term Debt	306,842	306,842
Total Long-Term Debt	731,826	803,003
Other liabilities	1,615,423	1,520,423
Total liabilities	$2,347,249	$2,323,426
Stockholders’ equity:
Series B Preferred stock (par value $0.02 per share; 54 authorized, 50 and 50 issued and outstanding, respectively)	$48,181	$48,681
Common stock (par value $0.02 per share; 199,980 authorized, 28,658 and 26,291 issued and outstanding, respectively)	573	573
Additional paid-in capital	253,830	253,830
Retained earnings	94,990	94,990
Accumulated other comprehensive income (loss), net of income taxes	(4)	(4)
Total shareholders’ equity	$397,570	$398,070
Total liabilities and shareholders’ equity	$2,744,819	$2,721,496
(1) Long term debt consists of debt with a maturity of one year or more from December 31, 2025.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities. It applies to you only if you acquire the Securities in an offering pursuant to this prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations under the Code, and published rulings and court decisions as of the date hereof, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This section does not describe other U.S. federal tax consequences (such as tax consequences arising under the Medicare contribution tax on net investment income, estate, gift or alternative minimum tax provisions of the Code), nor does it describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state, or local taxing authority, or the opinion of legal counsel, with respect to any tax issue affecting the Company. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the acquisition, ownership and disposition of the Securities.

This summary does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules, such as, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, S corporations or other pass-through entities and investors in such entities, dealers in securities or currencies, retirement plans, regulated investment companies, real estate investment trusts, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax, holders who have acquired Securities through the exercise of a stock option or otherwise as compensation, persons that will hold Securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, or persons that hold Securities in connection with an arrangement that completely or partially hedges the Securities.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Securities, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Securities, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of Securities.

This discussion applies only to purchasers who purchase and hold Securities as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment).

Tax consequences may vary depending upon the particular status of an investor. This discussion is for information purposes only and is not tax advice. Potential investors should consult with their own tax advisers in determining the specific tax consequences and risks to them of purchasing, holding and disposing of Securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Depositary Shares and Preferred Stock

Beneficial owners of the Depositary Shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes. Accordingly, exchanges of Preferred Stock for Depositary Shares, and Depositary Shares for Preferred Stock, will generally not be subject to U.S. federal income tax.

When the term Preferred Stock is used in this section, the term refers to both the Preferred Stock and the Depositary Shares.

U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences that may apply to a U.S. shareholder of Preferred Stock.

For purposes of this discussion, a “U.S. shareholder” means a beneficial owner of shares of Preferred Stock that is, for U.S. federal income tax purposes:

•a citizen or resident of the United States,
•a domestic corporation,
•an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
Distributions. Distributions with respect to the Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in the Preferred Stock (and you will reduce your tax basis accordingly) and thereafter as capital gain from the sale or exchange of such Preferred Stock. If you are a corporation, dividends received by you will be eligible for the 50 percent dividends-received deduction generally available under the Code if you meet certain holding period and other applicable requirements. If you are a noncorporate U.S. shareholder, dividends paid to you will qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. There is no assurance that we will have sufficient current or accumulated earnings and profits to ensure that any of our distributions are treated as dividends such that qualified dividend income or dividends-received deduction treatment may be available. U.S. shareholders should consult their own tax advisers regarding the availability of the reduced qualified dividend tax rate in light of their particular circumstances.

Dividends that exceed certain thresholds in relation to a U.S. shareholder’s tax basis in the Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. shareholder that has held the Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder will generally be required to reduce its tax basis (but not below zero) in the Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. shareholder’s tax basis in the Preferred Stock, the excess will be treated as capital gain for the taxable year in which the extraordinary dividend is received. Non-corporate U.S. shareholders that receive an extraordinary dividend could, under certain circumstances, be required to treat any losses on the sale of Preferred Stock as long-term capital losses to the extent of the extraordinary dividends such U.S. shareholder receives that qualify for taxation at the preferential rates discussed above.

Sale or Exchange of the Preferred Stock Other than by Redemption. If you sell or otherwise dispose of your Preferred Stock (other than by redemption), you will generally recognize capital gain or loss in an amount equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Preferred Stock. Capital gain of a noncorporate U.S. shareholder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

Redemption of the Preferred Stock. Our redemption of the Preferred Stock generally will be a taxable event. A U.S. shareholder would be treated as if it had disposed of its Preferred Stock if the redemption:

•results in a complete termination of the U.S. shareholder’s stock interest in us; or
•is not essentially equivalent to a dividend with respect to the U.S. shareholder.

In determining whether either of these tests has been met, shares of Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as any such shares actually owned, must be taken into account under certain circumstances.

If we redeem your Preferred Stock in a redemption that meets one of the tests listed above, you generally would recognize taxable gain or loss equal to the amount of cash received by you less your tax basis in the Preferred Stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Preferred Stock for more than one year. Because the determination as to whether either of the alternative tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the treatment of a redemption.

If a redemption does not meet either of the tests described above, you generally would be taxed on the cash you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult your own tax advisor regarding (i) the allocation of your basis between the redeemed shares and any shares of Preferred Stock (or any other shares of our stock) that you still hold (or are held by a person related to you) and (ii) the possibility that such dividend could be treated as an “extraordinary dividend” that is subject to special tax rules in the case of a corporate holder of Preferred Stock.

Non-U.S. Shareholders

The discussion in this section is addressed to non-U.S. shareholders of the Preferred Stock. For this purpose, a “non-U.S. shareholder” is a beneficial owner of Preferred Stock (other than a partnership or other pass-through entity) that is not a U.S. shareholder.

Non-U.S. Shareholders

The discussion in this section is addressed to non-U.S. shareholders of the Preferred Stock. For this purpose, a “non-U.S. shareholder” is a beneficial owner of Preferred Stock (other than a partnership or other pass-through entity) that is not a U.S. shareholder.

Distributions. Except as described below, if you are a non-U.S. shareholder of Preferred Stock, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes as discussed above under “—U.S. Shareholders—Redemption of the Preferred Stock”) paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, certain payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to such payor:

•a valid IRS Form W-8BEN or W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a U.S. person and your entitlement to the lower treaty rate with respect to such payments; or
•in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.
If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•you are not a U.S. person; and

•the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.
“Effectively connected” dividends are taxed to non-U.S. shareholders on a net income basis at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. If you are a corporate non-U.S. shareholder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Distributions not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. shareholder’s tax basis in the Preferred Stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your tax basis in the Preferred Stock (and you will reduce your tax basis accordingly) and thereafter as capital gain from the sale or exchange of such Preferred Stock.

Gain on Disposition or Redemption. Subject to the discussion of backup withholding below, a non-U.S. shareholder generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition (including a redemption that is treated as a disposition) of the Preferred Stock unless:

•the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis;
•you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or
•we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and certain other conditions are met.

If you are a non-U.S. shareholder described in the first bullet point immediately above you will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates. If you are a corporate non-U.S. shareholder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. shareholder described in the second bullet point immediately above you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

With regard to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

As discussed above in “—U.S. Shareholders—Redemption of the Preferred Stock,” certain redemptions may be treated as dividends for U.S. federal income tax purposes. See “—Distributions,” above, for a discussion of the tax treatment of such redemptions. Furthermore, if a broker or other paying agent is unable to determine whether the redemption should be treated as a distribution, such paying agent may be required to withhold tax at a 30% rate on the full amount you receive (in which case you may be eligible to obtain a refund of all or a portion of any tax).

Backup Withholding and Information Reporting

If you are a noncorporate U.S. shareholder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale of Preferred Stock effected at a U.S. office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns. If you are a non-U.S. shareholder, withholding agents are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of Preferred Stock effected at a U.S. office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of Preferred Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

FATCA Withholding

Under sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may apply to payments of dividends on Preferred Stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Withholding under FATCA generally will not apply where such payments are made to (i) a “foreign financial institution” (as defined in the Code and U.S. Treasury regulations) that undertakes, under either an agreement with the U.S. Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the U.S. Treasury, to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a “non-financial foreign entity” (as defined in the Code and U.S. Treasury regulations) that either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner to the U.S. Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.

Holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of shares of our Preferred Stock.

Notes

U.S. Noteholders

For purposes of this discussion, a “U.S. Noteholder” means a beneficial owner of a Note that is for U.S. federal income tax purposes:

•a citizen or resident of the United States,
•a domestic corporation,
•an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
Qualified Reopening. We intend to treat, for U.S. federal income tax purposes, the issuance of the Notes offered hereby as a “qualified reopening” of the corresponding existing notes. Accordingly, we intend to treat each class of Notes offered hereby as having the same “issue date” and the same “issue price” as the corresponding existing class of the applicable Notes. Since each class of Notes was originally issued with less than a de minimis amount of original issue discount, or OID, for U.S. federal income tax purposes, the Notes in this offering also should not have OID. The remainder of this discussion assumes that the issuance of the Notes offered hereby will be treated as a qualified reopening for U.S. federal income tax purposes.

Pre-Issuance Accrued Interest. A portion of the price paid for the Notes may be allocable, for U.S. federal income tax purposes, to interest that “accrued” from the quarterly interest payment date immediately preceding the issuance of the Notes to the date the Notes are purchased (“pre-issuance accrued interest”). We intend to take the position that, on the first interest payment date for the Notes, a portion of the stated interest received in an amount equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest and not as a payment of interest on the Notes. Amounts treated as a return of pre-issuance accrued interest should not be taxable when received and pre-issuance accrued interest should be excluded from the holder’s adjusted tax basis in the applicable Note.

Stated Interest. Subject to the discussion above regarding pre-issuance accrued interest, interest on the Notes will be taxable to a U.S. Noteholder as ordinary interest income either when it accrues or is received, depending on the holder’s method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium. If a U.S. Noteholder purchases a Note for an amount (not including any amount paid for pre-issuance accrued interest) that is greater than the principal amount of the Note, the U.S. Noteholder will be considered to have purchased the Note with “amortizable bond premium” equal to the amount of such excess. The U.S. Noteholder generally may elect to amortize any amortizable bond premium under the constant yield method. A U.S. Noteholder that elects to amortize bond premium must generally use any amortizable bond premium allocable to an accrual period to offset stated interest required to be included in income with respect to the Notes in such accrual period and reduce its tax basis in the Notes by the amount of the premium amortized in any year. An election to amortize bond premium on a constant yield method generally applies to all taxable debt obligations then owned and subsequently acquired by such U.S. Noteholder on or after the first day of the first taxable year for which the election is made and such election may be revoked only with the consent of the IRS. If a U.S. Noteholder does not make such election, any amortizable bond premium will be included in its basis for purposes of computing the amount of gain or loss recognized on the taxable disposition of a Note. A U.S. Noteholder should consult their tax advisor about this election.

Market Discount. If a U.S. Noteholder purchases a Note at a price that is lower than the Note’s principal amount by 0.25% or more, multiplied by the number of remaining whole years to maturity, the Note will be considered to bear “market discount” in the U.S. Noteholder’s hands. In this case, any gain that the U.S. Holder realizes on the disposition of the Note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Note during the U.S. Noteholder’s holding period, and which the U.S. Noteholder had not previously included in income. In addition, the U.S. Noteholder could be required to defer the deduction of a portion of the interest paid on any indebtedness that the U.S. Noteholder incurred or maintained to purchase or carry the Note. In general, market discount will be treated as accruing ratably over the term of the Note, or, at the U.S. Noteholder’s election, under a constant yield method.

A U.S. Noteholder may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the Note as ordinary income. If a U.S. Noteholder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Noteholder does make such an election, it will apply to all market discount debt instruments that the U.S. Noteholder acquires on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Sale, Redemption, Retirement or Other Taxable Disposition. Upon the sale, redemption, retirement or other taxable disposition of a Note, you will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale, redemption, retirement or other disposition and your adjusted tax basis in the Note (generally, its cost, excluding any amount attributable to pre-issuance accrued interest with respect to a Note, increased by any amounts the U.S. Noteholder is required to include in income under the rules governing market discount and decreased by the amount of amortized bond premium, if any, with respect to such Note). For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as interest, as described under “—Stated Interest” above (except to the extent treated as a return of pre-issuance accrued interest, as described under “—Pre-Issuance Accrued Interest” above).

Except as discussed above with respect to market discount, gain or loss realized on the sale, retirement or other taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other disposition, the Note has been held for more than one year. If you are a noncorporate U.S. Noteholder, any long-term capital gain you recognize is subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to payments of principal and interest on a Note and the proceeds of the sale or other disposition (including a retirement or redemption) of a Note (unless, in each case, you are an exempt recipient such as a corporation). Backup withholding (currently at the rate of 24%) may apply to such payments unless you provide a taxpayer identification number certified under penalties of perjury, as well as certain other information, or a certification that you are not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Noteholders

This discussion applies to you if you are a “non-U.S. Noteholder.” A “non-U.S. Noteholder” is a beneficial owner of a Note (other than a partnership or other pass-through entity) that is not a U.S. Noteholder.

Payments of Stated Interest. Subject to the discussions below on FATCA and backup withholding, and except with respect to pre-issuance accrued interest (which will be treated as described above under “U.S. Noteholders—Pre-Issuance Accrued Interest on the Notes”), a non-U.S. Noteholder will not be subject to U.S. federal income or withholding tax in respect of interest income on the Notes if each of the following requirements is satisfied:

•the interest is not effectively connected with the non-U.S. Noteholder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. Noteholder in the United States);
•the non-U.S. Noteholder provides to the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. Noteholder and stating, among other things, that the non-U.S. Noteholder is not a U.S. person, and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. If a Note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, this requirement is satisfied if (i) the non-U.S. Noteholder provides such a form to the organization or institution, and (ii) the organization or institution, under penalties of perjury, certifies to the applicable withholding agent that it has received such a form from the beneficial owner or another intermediary and furnishes the applicable withholding agent with a copy thereof;
•the non-U.S. Noteholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company’s stock within the meaning of the Code and applicable Treasury Regulations; and
•the non-U.S. Noteholder is not a “controlled foreign corporation” that is actually or constructively related to the Company.
If these conditions are not met, a 30% withholding tax will apply to interest income on the Notes, unless one of the following two exceptions is satisfied. The first exception is that an applicable income tax treaty reduces or eliminates such tax, and a non-U.S. Noteholder claiming the benefit of that treaty provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form) and the payor does not have actual knowledge or reason to know that such holder is a U.S.

person. The second exception is that the interest is effectively connected with such non-U.S. Noteholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. Noteholder in the United States) and the non-U.S. Noteholder provides an appropriate statement to that effect on an IRS Form W-8ECI (or other applicable IRS Form). In the case of the second exception, such non-U.S. Noteholder generally will be subject to U.S. federal income tax with respect to all income from the Notes in the same manner as U.S. Noteholders, as described above. Additionally, in such event, non-U.S. Noteholders that are corporations could be subject to an additional “branch profits” tax on such income. non-U.S. Noteholders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Noteholders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

While, as discussed above, a payment of pre-issuance accrued interest should not be treated as an interest payment under the rules described above, it is possible that a withholding agent would not identify the amount of pre-issuance accrued interest with respect to a specific non-U.S. Noteholder and thus may also impose withholding tax on the payment such of pre-issuance accrued interest unless the non-U.S. Noteholder is exempt from withholding tax on interest payments on Notes under the rules described above.

Sale, Redemption, Retirement or Other Taxable Disposition. Subject to the discussion below on backup withholding, generally a non-U.S. Noteholder will not be subject to U.S. federal income tax on gain realized upon the sale, retirement or other taxable disposition of a Note unless:

•the gain is effectively connected with the non-U.S. Noteholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. Noteholder in the United States); or
•such holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. Noteholder were a U.S. person. A non-U.S. Noteholder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. Noteholder.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS and to each non-U.S. Noteholder the amount of interest paid to such non-U.S. Noteholder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. Noteholder generally will be exempt from backup withholding if the non-U.S. Noteholder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption (and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

The payment of proceeds from the disposition of a Note by a non-U.S. Noteholder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. Noteholder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. Noteholder’s non-U.S. status and such broker does not have actual knowledge or reason to know that such non-U.S. Noteholder is a U.S. person, or otherwise establishes an exemption. The payment of proceeds from the disposition of Notes by a non-U.S. Noteholder effected at a non-U.S.

office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. Noteholder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. Noteholder’s non-U.S. status and such broker does not have actual knowledge or reason to know that such evidence is false, or otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. Noteholder is a U.S. person.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (if any) and any excess may be refundable if the proper information is timely provided to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in foreign countries under the provisions of a tax treaty or agreement. Holders should consult their own tax advisors regarding the effect, if any, of these rules with respect to their particular situation.

FATCA Withholding

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on the Notes to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities.
However, withholding under FATCA generally will not apply where such payments are made to (i) a “foreign financial institution” (as defined in the Code and U.S. Treasury regulations) that undertakes, under either an agreement with the U.S. Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the U.S. Treasury, to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a “non-financial foreign entity” (as defined in the Code and U.S. Treasury regulations) that either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner to the U.S. Treasury; or (iii) a foreign financial institution or non-financial foreign entity that otherwise qualifies for an exemption from these rules and provides appropriate documentation.

Non-U.S. Noteholders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of the Notes.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice and is not being provided as, or intended to constitute, tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of purchasing, holding and disposing of our Notes or Preferred Stock, including the consequences of any proposed change in applicable laws.

DESCRIPTION OF THE NOTES
The following summary description sets forth certain terms and provisions of the 8.50% 2029 Notes, the 8.625% 2029 Notes and the 2031 Notes and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes set forth in the accompanying prospectus, to which we refer you. Because this description is a summary, it does not describe every aspect of the Notes. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to all of the provisions of the Notes and the Indentures, including the definitions therein.
The Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the Notes.
General
The Notes are issued under the indenture, dated as of August 31, 2023 (the “Base Indenture”), between NewtekOne, Inc. (the “Company”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by (i) the second supplemental indenture (the “Second Supplemental Indenture”) relating to the 8.50% 2029 Notes, (ii) the third supplemental indenture (the “Third Supplemental Indenture”) relating to the 8.625% 2029 Notes and (iii) the fourth supplemental indenture (the “Fourth Supplemental Indenture”) relating to the 2031 Notes (collectively, as supplemented with respect to each series of Notes, the “Indentures”).
The Notes are represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC, as depositary, in minimum denominations of $25 or any amount in excess thereof that is an integral multiple of $25. See “Notes—Book Entry System—Book-Entry System.”
The Notes are the senior unsecured obligations of the Company. There is no sinking fund for the Notes. No recourse will be had for the payment of principal of or interest on any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, agent, officer or director as such, past, present or future, of the Company or of any successor person. The Notes do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring of the Company or its subsidiaries or significant sales of the Company’s capital stock by holders of such stock or any other event involving the Company or its subsidiaries that may adversely affect the credit quality of the Company.
The Notes are not savings accounts, deposits or other obligations of any of the Company’s bank or non-bank subsidiaries and are not insured by the FDIC or any other government agency or insurer.
Principal Amount; Maturity and Interest
The Company issued the 8.50% 2029 Notes offered by the related prospectus supplement in an initial aggregate principal amount of $62,500,000, and the 8.50% 2029 Notes will mature on June 1, 2029. The Company issued the 8.625% 2029 Notes offered by the related prospectus supplement in an initial aggregate principal amount of $75,000,000, and the 8.625% 2029 Notes will mature on October 15, 2029. The Company issued the 2031 Notes offered by the related prospectus supplement in an initial aggregate principal amount of $95,000,000, and the 2031 Notes will mature on February 1, 2031.
The Notes are denominated in U.S. dollars and all payments of principal and interest thereon are paid in U.S. dollars. The Notes do not have the benefit of a sinking fund.
Interest is paid to the person in whose name a Note is registered at the close of business on the 15th calendar day (whether or not a Business Day) preceding the related date an interest payment is due with respect to such Note; provided that if the Notes are global notes held by DTC, the record date for such Notes is the close of business on the Business Day preceding the applicable interest payment date.
Interest on each series of Notes accrues from and including the most recent interest payment date (whether or not such interest payment date was a Business Day) for which interest has been paid or provided for with respect to such series to, but excluding, the next interest payment date, redemption date or the maturity date, as the case may be.
If any interest payment, any redemption date or the maturity date falls on a day that is not a Business Day, then payment of any interest, principal or premium payable on such date will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest or other payment will accrue as a result of such delay.
For purposes of this “Description of the Notes” section, the term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or on which the Corporate Trust office of the Trustee is closed for business.
Interest Rate Periods
The 8.50% 2029 Notes bear interest at the rate of 8.50% per annum. Such interest is payable quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year to the maturity date.
The 8.625% 2029 Notes bear interest at the rate of 8.625% per annum, payable quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year, to the maturity date.
The 2031 Notes bear interest at the rate of 8.50% per annum, payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, to the maturity date.
Interest on the Notes is computed on the basis of a 360-day year consisting of twelve 30-day months.
No Additional Amounts
In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes for non-U.S. holders, see “Material U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders.”
Optional Redemption of the Notes
The Notes are redeemable at our option, in whole or in part, at any time and from time to time, (i) in the case of the 8.50% 2029 Notes, on or after June 1, 2027, (ii) in the case of the 8.625% 2029 Notes, on or after October 15, 2026 and (iii) in the case of the 2031 Notes, on or after February 1, 2028, in each case upon not less than 15 days nor more than 60 days written notice to holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.
We must provide notice to the Trustee of any redemption no later than 5 days prior to when notice is sent to holders, unless some shorter period is reasonably agreed to by us and the Trustee.
If the Notes are held in book-entry form through DTC, we may provide notice in any manner permitted or required by DTC.
Prior to any redemption date, we will deposit with the Trustee or a paying agent an amount of money sufficient to pay the redemption price of, and (except if the redemption date is an interest payment date) accrued interest on, the Notes which are to be redeemed on such date.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes called for redemption. If fewer than all of the Notes of any series are to be redeemed, the particular Notes to be redeemed will be selected by us, not more than 60 days prior to the redemption date, from the outstanding Notes not previously called for redemption, in compliance with the policies and procedures of the Trustee and the requirements of DTC, as applicable, provided that the unredeemed portion of the principal amount of any Note will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Note.
In addition, we may at any time purchase the Notes by tender, in the open market or by private agreement, subject to applicable law.
The Notes are not subject to repayment at the option of the holder at any time prior to the maturity date and are not entitled to any sinking fund.
Ranking of the Notes
The Notes are our senior unsecured obligations and rank equally in right of payment with any other existing or future senior unsecured obligations. The Notes are effectively subordinated to all of our future secured indebtedness to the extent of the value of our assets securing such indebtedness.
We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments.
In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are various regulatory restrictions on the ability of Newtek Bank to pay dividends or make other payments to us, including those contained in Newtek Bank’s operating agreement with the OCC. See “Item 1. Business—Regulation and Supervision” in our Annual Report on Form 10-K incorporated by reference in this prospectus supplement for a discussion of regulatory and other restrictions on dividend declarations.
Our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. The Notes are our obligations and not those of our subsidiaries and, as such, will be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries.
The Notes are senior in right of payment to any unsecured and subordinated indebtedness of ours that is subordinated in right of payment to the Notes.
Events of Default; Waivers
The following events are “Events of Default” with respect to the Notes:
•Default for 30 days in any interest payment in respect of the Notes;
•Default in any principal or premium payment at maturity of the Notes;
•Default in the deposit of any sinking fund when and as due by the terms of the Notes;
•Default in the performance or breach of any covenant or warranty of ours in the Indentures for 90 days after the receipt of a notice of default;
•Default by us under any bond, debenture, note or other evidence of indebtedness for money borrowed by us having an aggregate principal amount outstanding of at least $8,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), such indebtedness having been discharged or such acceleration having been rescinded or annulled; provided that for purposes of the Indentures, the term “indebtedness” shall not include any indebtedness or obligations of our subsidiaries that is guaranteed by us; and
•Bankruptcy, insolvency or reorganization of ours.
If an Event of Default relating to the Notes has occurred and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal amount of the Notes to be due and payable immediately. No such declaration is required, however, with respect to an Event of Default triggered by bankruptcy, insolvency or reorganization. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of the Notes. In addition, the holders of a majority in principal amount of Notes of all affected series (voting as one class except in the case of Events of Default regarding a default in any principal, premium or interest payment or deposit of any sinking fund, as to which each series so affected will vote as a separate class) may waive any past default with respect to the Notes of such series. The Trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the Trustee shall have received written notice from us or a holder describing such default or event of default and stating that such notice is a notice of default or event of default.
Modification and Waiver
Without the consent of any holders of any Notes, we, when authorized by a board resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, for any of the following purposes:
•to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Indentures and in the Notes; or
•to add to our covenants for the benefit of the holders of all or any series of debt securities, including the Notes (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred upon us pursuant to the Indentures; or
•to add any additional Events of Default for the benefit of the holders of all or any series of debt securities (and if such additional Events of Default are to be for the benefit of less than all series of debt securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or
•to add to or change any of the provisions of the Indentures to such extent as will be necessary to permit or facilitate the issuance of debt securities, including the Notes, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; or
•to add to, change or eliminate any of the provisions of the Indentures in respect of one or more series of debt securities under the Indentures, provided that any such addition, change or elimination (i) will neither (A) apply to any such securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such securities with respect to such provision or (ii) will become effective only when there is no such securities outstanding; or
•to secure the Notes or provide for guarantees of the Notes; or
•to establish the form or terms of debt securities of any series under the Indentures as permitted pursuant thereto; or

•to evidence and provide for the acceptance of appointment under the Indentures by a successor Trustee with respect to the debt securities of one or more series, including the Notes, and to add to or change any of the provisions of the Indentures as will be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or
•to comply with any requirements of the SEC in connection with qualifying the Indentures under the Trust Indenture Act; or
•to cure any ambiguity, to correct or supplement any provision in the Indentures which may be defective or inconsistent with any other provision therein; or
•to supplement any of the provisions of the Indentures to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the Indentures; provided that any such action will not adversely affect the interests of the holders of securities of any series in any material respect; or
•to make provisions with respect to conversion or exchange rights of holders of securities of any series; or
•to add, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of securities; or
•to conform the terms of the Notes or the Indentures with the description set forth in this prospectus supplement or with the requirements of the Trust Indenture Act; or
•to make any other provisions with respect to matters or questions arising under the Indentures, provided that such action pursuant to this clause will not adversely affect the interests of the holders of debt securities of any series, including the Notes, in any material respect.
With the consent of the holders of not less than a majority in principal amount of the outstanding Notes of each series affected by such supplemental indenture, by act of such holders delivered to us and the Trustee, we, when authorized by a board resolution, and the Trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indentures or of modifying in any manner the rights of the holders of Notes of such series under the Indentures; provided, however, that no such supplemental indenture will, without the consent of the holder of each outstanding Note affected thereby:
•change the stated maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any Note which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indentures, adversely affect any right of repayment at the option of the holder of any security, or change any place of payment where any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or
•reduce the percentage in principal amount of the outstanding Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences) provided for in the Indentures; or
•modify any of the provisions of this paragraph or certain provisions of the Indentures relating to waivers of past defaults and waivers of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby; provided, however, that this clause will not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this paragraph, or the deletion of this proviso, in certain circumstances.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indentures which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indentures of the holders of debt securities of any other series.
In connection with any modification, amendment, supplement or waiver in respect of the Indentures or the Notes, we must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating (i) that such modification, amendment, supplement or waiver is authorized or permitted pursuant to the terms of the Indentures and the Notes, (ii) that all related conditions precedent to such modification, amendment, supplement or waiver have been complied with and (iii) that such supplemental indenture will be valid and binding upon us in accordance with its terms.
Consolidation, Merger and Sale of Assets
The Indentures provide that we may not consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to another person or permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless: (i) in case we will consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to another person, the person formed by the consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases the properties and assets of ours substantially as an entirety, (a) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (b) expressly assumes by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indentures on our part to be performed or observed; and (ii) immediately after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing under the Indentures, and we have delivered to the Trustee an officers’ certificate and an opinion of counsel as required by the Indentures.
Certain Restrictive Covenants
Sale or Issuance of Voting Stock of the Bank
The Indentures provide that we may not effect a Sale of the Bank.
For purposes hereof:
“Sale of the Bank” means (i) the sale, transfer, lease or conveyance by us, or an issuance of stock by the Material Bank Subsidiary, in either case resulting in ownership by us of securities that provides us with less than 80% of the Material Bank Subsidiary’s outstanding voting equity securities, calculated on the basis of voting power; provided that a merger of ours or the conveyance, transfer or lease of all or substantially all of our properties and assets will not constitute a Sale of the Bank so long as we satisfy the conditions described under the heading “—Consolidation, Merger and Sale of Assets” or (ii) the lease, sale, assignment or transfer of all or substantially all of the Material Bank Subsidiary’s properties and assets to any person (other than us) in a single transaction or series of related transactions, unless, upon such lease, sale, assignment or transfer, we will own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of that person.
“Voting Stock” means stock which ordinarily has voting power for the election of directors, managers, trustees or equivalent of such corporation, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“Material Bank Subsidiary” for purposes of the Indentures means Newtek Bank, National Association or any successor thereof and any other subsidiary of ours that (x) is a “bank” as defined in Section 3 of the Federal Deposit Insurance Act and (y) that has consolidated assets equal to 30% or more of our consolidated assets.

Limitation Upon Liens on Certain Capital Stock
The Indentures provide that we will not create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money upon any shares of Voting Stock of a Material Bank Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of such Voting Stock), directly or indirectly (except for directors’ qualifying shares), without making effective provision whereby the Notes will be equally and ratably secured with any and all such indebtedness if, treating such pledge, encumbrance or lien as a transfer of the shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Material Bank Subsidiary subject thereto to the secured party and after giving effect to the issuance of the maximum number of shares of Voting Stock of a Material Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, we would not continue to own at least 80% of the issued and outstanding Voting Stock of a Material Bank Subsidiary; provided, however, that, notwithstanding the foregoing, we may incur or suffer to be incurred or to exist upon such capital stock:
(1) liens upon any such shares of Voting Stock to secure indebtedness of ours or a Material Bank Subsidiary as part of the purchase price of such shares of Voting Stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;
(2) liens for taxes, assessments or other government charges or levies (A) which are not yet due or payable without penalty, (B) which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in accordance with generally accepted accounting principles or (C) which secure obligations of less than $1,000,000 in amount;
(3) lien of any judgment, if that judgment (A) is discharged, or stayed on appeal or otherwise, within 60 days, (B) is currently being contested in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (C) involves claims of less than $1,000,000; or
(4) any pledge or lien on the Voting Stock of a Material Bank Subsidiary to secure a loan or other extension of credit by a Material Bank Subsidiary.
In case we propose to create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of a Material Bank Subsidiary (or securities convertible into, or options, warrants or rights to subscribe or purchase shares of such Voting Stock), directly or indirectly, other than as permitted by the Indentures, we will give prior written notice to the Trustee, and will prior to or simultaneously with such pledge, encumbrance or lien, by a future supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Notes equally and ratably with such indebtedness, by pledge, encumbrance or lien of such Voting Stock. Such supplemental indenture must contain the provisions, concerning the possession, control, release and substitution of encumbered and pledge property and securities and other appropriate matters which are required or permitted by the Trust Indenture Act (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under the Trust Indenture Act and may also contain such additional and mandatory provisions permitted by the Trust Indenture Act as we will deem advisable or appropriate.
Waiver of Covenants
We may omit in any particular instance to comply with any term, provision or condition described under headings “—Sale or Issuance of Voting Stock of the Bank” and “—Limitation Upon Liens on Certain Capital Stock” with respect to the Notes if before the time for such compliance, the holders of at least a majority in principal amount of each series of Notes, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver becomes effective, our obligations and the rights and protections of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

Trustee
The Notes are issued under the Base Indenture as supplemented by the applicable Supplemental Indenture by and between us and U.S. Bank Trust Company, National Association, as Trustee. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
Defeasance and Discharge
The defeasance provisions of the Indentures apply to the Notes. The “defeasance” provisions of the Indentures provide that we may terminate some of our obligations with respect to any series of Notes by depositing with the Trustee as trust funds a combination of money and U.S. government obligations sufficient to pay the principal of or premium, if any, and interest on the securities of such series as they come due. Defeasance is permitted only if, among other things, we deliver to the Trustee an officers’ certificate and opinion of counsel on the terms described in the Indentures.
The Indentures also provide that we are entitled to cause the Indentures to cease to be of further effect (a “satisfaction and discharge”), with certain limited exceptions, if (i) either (a) all securities under the Indentures, with certain exceptions, have been delivered to the Trustee for cancellation or (b) all such securities not delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their stated maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee and us and we have, in the case of (x), (y), or (z) above, deposited or caused to be deposited with the Trustee as trust funds money sufficient to pay the principal of or premium, if any, and interest on, such securities as they come due or are to be redeemed, (ii) we have paid or caused to be paid all other sums payable under the Indentures by us and (iii) we have delivered the Trustee an officers’ certificate and opinion of counsel stating that all conditions precedent provided for in the Indentures relating to the satisfaction and discharge of the Indentures have been complied with.
Further Issuances
The amount of notes we can issue under the Indentures is unlimited. We may, without your consent and without notifying you, create and issue further notes, which notes may be consolidated and form a single series with the applicable series of Notes and may have the same terms as to interest rate, maturity, covenants or otherwise; provided any such additional notes are fungible with the applicable Notes for U.S. federal income tax purposes.
Notices
Notices to holders of the Notes are given by first-class mail to the addresses of such holders as they appear in the note register. Where notices are to be provided to a holder of a global security, the notice is deemed sufficiently given if provided to the depositary for such security pursuant to its applicable procedures.
Governing Law
The Notes and the Indentures are governed by and construed in accordance with the laws of the State of New York.
Miscellaneous
We or our affiliates may from time to time purchase any of the Notes that are then outstanding by tender, in the open market or by private agreement.

NOTES—BOOK-ENTRY SYSTEM
Book-Entry System
The Notes are issued as fully registered global notes deposited with DTC and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global notes are represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. One or more fully registered certificates have been issued as global notes in the aggregate principal amounts of each applicable series of Notes. Investors may elect to hold their interest in the global notes through DTC in the United States or, in Europe, through Euroclear or Clearstream. Beneficial interests in the global notes must be held in minimum denominations of $25 or any amount in excess thereof which is an integral multiple of $25. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Owners of beneficial interests in a global note are not entitled to have the Notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indentures, except as provided below. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures. References in this prospectus supplement to holders of the Notes are to the registered holders and not to any owner of a beneficial interest in the Notes. Notes represented by a global note may be exchanged for definitive Notes in registered form only if:
•DTC notifies the Company in writing that it is no longer willing or able to act as a depositary for that global note and the Company does not appoint a successor depositary within 90 days after receiving that notice;
•at any time DTC ceases to be a clearing agency registered under the Exchange Act and the Company does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;
•the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of Notes in definitive form; or
•any event will have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes.
In such circumstances, upon surrender by DTC or a successor depositary of the global notes, Notes in definitive form will be issued to each person that DTC or a successor depositary identifies as the beneficial owner of the related Notes. Upon issuance of Notes in definitive form, the Trustee is required to register these Notes in the name of, and cause the same to be delivered to, this person or these persons (or the nominee thereof). These Notes would be issued in fully registered form without coupons, in minimum denominations of $25 or any amount in excess thereof which is an integral multiple of $25 and subsequently may not be exchanged by a holder for Notes in denominations of less than $25.
The Company makes principal and interest payments on all the Notes represented by a global note to the Trustee which in turn makes payment to DTC or its nominee, as the case may be, as the sole registered owner of the Notes represented by global notes. None of the Company, the Trustee or any underwriter is responsible or liable for:
•the records relating to, or payments made on account of, beneficial ownership interests in a global note;
•any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or
•the maintenance, supervision or review of any records relating to the beneficial ownership interests in a global note.

The Company and the Trustee understand that it is DTC’s current practice to credit participants’ accounts on each payment date with payments of principal or interest in amounts proportionate to their respective beneficial interests in the principal amount represented in the global notes as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in a “street name,” and will be the sole responsibility of those participants.
The Clearing System
We have obtained the following information under this heading “The Clearing System” from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Owners of beneficial interests in a global note may elect to hold their interests in such global note outside the United States through Clearstream or Euroclear, if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).
DTC
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•transfers of securities and cash within Euroclear;
•withdrawal of securities and cash from Euroclear; and
•receipt of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.
Settlement
Investors in the Notes will be required to make their initial payment for the Notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day.

Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable (including DTC, Clearstream and Euroclear), but the Company takes no responsibility for the accuracy thereof.

DESCRIPTION OF PREFERRED STOCK
You should read the following description of the Preferred Stock along with the “Description of Our Preferred Stock” beginning on page 32 of the accompanying prospectus. This description of the Preferred Stock is qualified by the Articles Supplementary relating to the Preferred Stock (the “Articles Supplementary”), and where this description is inconsistent with the description of the Preferred Stock contained in the accompanying prospectus or the description of the Preferred Stock in the Articles Supplementary, the Articles Supplementary will control. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s amended and restated articles of incorporation, as amended (the “Articles of Incorporation”), including the Articles Supplementary, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they form a part, and the applicable provisions of the Maryland General Corporation Law, as amended, and federal law governing financial holding companies.
General
The depositary is the sole holder of the Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Preferred Stock, as described under “Description of Depositary Shares.”
The Preferred Stock is a single series of the Company’s authorized preferred stock consisting of 53,750 shares, of which 50,000 shares are issued and outstanding. Shares of the Preferred Stock rank (i) senior to the Company’s Common Stock and each other class or series of capital stock the Company may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on the Company’s liquidation, dissolution or winding-up (“junior stock”) and (ii) on a parity with each other class or series of capital stock the Company may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on the Company’s liquidation, dissolution or winding-up (“parity stock”) (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any).
The Company is not entitled to issue any class or series of the Company’s capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon the Company’s liquidation, dissolution or winding-up (“senior stock”), without the approval of the holders of at least two-thirds of the shares of the Preferred Stock then outstanding and any class or series of parity stock with similar voting rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “Voting Rights” below. The Company may, however, from time to time, without notice to or consent from holders of the Preferred Stock, create and issue parity stock and junior stock. As of the date of this prospectus supplement, there are no other issuances of parity stock outstanding.
In addition, the Company is generally able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that the Company enters into a receivership, insolvency, liquidation, or similar proceeding.
The Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of the Company’s capital stock or other securities. The Preferred Stock is not subject to any sinking fund or any other obligation of us to redeem or repurchase the Preferred Stock. The Preferred Stock represents non-withdrawable capital, is not an account of an insurable type, and is not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Preferred Stock does not have a stated maturity date and is perpetual unless redeemed at the Company’s option.
The Company reserves the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time; provided, that such additional shares of Preferred Stock are fungible for U.S. federal income tax purposes with the Preferred Stock. The additional shares of Preferred Stock and related depositary shares would be deemed to form a single series with the Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement. In addition, the Company may from time to time, without notice to or consent of the holders of the Preferred Stock or the holders of the depositary shares, issue additional shares of preferred stock that rank equally with or junior to the Preferred Stock. The additional preferred stock will be available for issuance without further action by the Company’s shareholders, unless such action is required by applicable law or the rules of The Nasdaq Stock Market LLC or any securities exchange on which the depositary shares are then listed.
Dividends
General
Dividends on the Preferred Stock are not cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Preferred Stock in respect of a dividend period, or if the Board or a duly authorized committee of the Board declares less than a full dividend in respect of a dividend period, then no dividend or full dividend, as the case may be, is deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and the Company has no obligation to pay any dividend or full dividend, as the case may be, for that dividend period, to holders of the Preferred Stock, including the holders of the depositary shares, and no corresponding distribution will be made on the depositary shares, whether or not the Board or a duly authorized committee of the Board declares a dividend on the Preferred Stock for any future dividend period. A dividend period is the period commencing on and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period commenced on and included the original issue date of the Preferred Stock. References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
Holders of the Preferred Stock are entitled to receive, only when, as and if declared by the Board or a duly authorized committee of the Board, out of funds legally available for the payment of dividends, non-cumulative cash dividends on the liquidation preference of $1,000 per share of the Preferred Stock:
•from and including the date of original issue to, but excluding, the First Reset Date, a fixed rate equal to 8.500% per annum; and
•from and including the reset date with respect to each reset period, a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 4.735%.
In the event that the Company issues additional shares of Preferred Stock after the original issue date, dividends on such additional shares will accrue from the original issuance date of such additional shares.
Dividends are payable to holders of record of Preferred Stock as they appear on the Company’s stock register on the applicable record date, which is the first calendar day of the month, whether or not a business day, in which the applicable dividend payment date occurs, or such other record date, not exceeding 30 days before the applicable dividend payment date, as is fixed by the Board or a duly authorized committee of the Board. If any date on which dividends would otherwise be payable is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Preferred Stock will be paid on the next business day without any adjustment to the amount of dividends paid. A “business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. Dividends on the Preferred Stock cease to accrue on the redemption date, if any, as described below under “- Redemption,” below, unless the Company defaults in the payment of the redemption price of the shares of the Preferred Stock called for redemption.
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

A dividend period is the period, from and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period commenced on, and included, the original issue date of the Preferred Stock and will end on and exclude the October 1, 2030 dividend payment date.
Dividends payable on the Preferred Stock for any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months.
For any reset period commencing on or after the First Reset Date, the five-year treasury rate will be:
•The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding such date of the applicable reset dividend determination (or, if fewer than five business days appear, such number of business days) date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board or any successor, as determined by the calculation agent in its sole discretion, as of 5:00 p.m. (Eastern Time) on such reset dividend determination date. If there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than the reset date following the next succeeding reset dividend determination date, in each case for the five business days immediately preceding such date of determination (or, if fewer than five business days appear, such number of business days appearing) under the caption “U.S. Government Securities - Constant Maturities - Nominal (or any successor caption or heading)” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.
•If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the applicable rate, in a manner that is consistent with industry- accepted practices for such substitute or successor base rate. If the calculation agent determines that there is no industry-accepted successor rate to then applicable base rate, then the five-year treasury rate cannot be determined as described above, then the rate will be the same rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, a rate equal to the initial fixed rate minus the spread.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “- Redemption,” unless the Company defaults in the payment of the redemption price of the shares of the Preferred Stock called for redemption.
The Company is not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. The Company is also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.
There is no sinking fund with respect to dividends.

The Company generally will be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of assets legally available for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).
For a discussion of the tax consequences of dividends paid on the Preferred Stock, see “Material United States Federal Income Tax Considerations—United States Holders” and “Material United States Federal Income Tax Considerations - Non-United States Holders.”
See “Description of Depositary Shares—Dividends and Other Distributions” for information about dividends on the depositary shares representing the Preferred Stock.
Additional Information
So long as any share of Preferred Stock remains outstanding, (1) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by the Company or any of the Company’s subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Company or any of the Company’s subsidiaries), including as trustees or custodians, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company), and (3) no shares of parity stock, if any, will be repurchased, redeemed or otherwise acquired for consideration by the Company’s, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by the Company or any of the Company’s subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Company or any of the Company’s subsidiaries), including as trustees or custodians, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company) unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.
Subject to the immediately succeeding sentence, for so long as any share of Preferred Stock remains outstanding, the Company will not declare, pay, or set aside for payment dividends on any parity stock for any period unless the Company has paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that the Company declares dividends on the Preferred Stock and on any parity stock but do not make full payment of such declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity stock bear to each other.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Company to fail to comply with applicable laws and regulations, including applicable capital adequacy rules. The Company’s ability to pay dividends on the Preferred Stock may also be limited by the terms of the Company’s agreements governing the Company’s existing and future indebtedness and by the provisions of other existing and future agreements.
Subject to the considerations described above, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any funds legally available for such payment, and the holders of Preferred Stock will not be entitled to participate in any such dividend.
Redemption
Optional Redemption
The Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Preferred Stock are not redeemable prior to the First Reset Date. The Company may, at the Company’s option, redeem the Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, with the prior approval of the Federal Reserve or any successor appropriate federal banking agency if then required under capital rules applicable to the Company, at a redemption price equal to $1,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date. The holders of Preferred Stock will not have the right to require the redemption or repurchase of the Preferred Stock. In the event the applicable dividend payment date that is the redemption date is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid. Redemption of the Preferred Stock is subject to the Company’s receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules of the Federal Reserve applicable to the redemption of the Preferred Stock.
Redemption Following a Regulatory Capital Treatment Event
The Company may also redeem shares of the Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption up to the redemption date. A “regulatory capital treatment event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Preferred Stock; (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations, or policies with respect thereto that is announced after the original issue date of the Preferred Stock, there is more than an insubstantial risk that NewtekOne, Inc. will not be entitled to treat the full liquidation preference of all shares of Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date. “Appropriate federal banking agency” means the ”appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
Under the capital adequacy rules applicable to the Company, prior to exercising the Company’s right to redeem the Preferred Stock, the Company must either (i) demonstrate to the satisfaction of the Federal Reserve redemption capital commensurate with the Company’s risk, or (ii) replace the Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify as tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.

Redemption Procedures
If shares of the Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of the Preferred Stock are held in book-entry form through DTC, the Company may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
•the redemption date;
•the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;
•the redemption price; and
•the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price.
On and after the redemption date, dividends will cease to accrue on shares of Preferred Stock, and such shares of Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under “- Voting Rights” below, except the right to receive the redemption price plus any declared and unpaid dividends.
In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata, by lot or in such other manner as we may determine to be equitable. Subject to the provisions hereof, the Board or a duly authorized committee thereof will have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock will be redeemed from time to time.
The holders of the Preferred Stock and the holders of the depositary shares do not have the right to require the redemption or repurchase of the Preferred Stock. See “Description of Depositary Shares—Redemption of Depositary Shares” for information about redemption of the depositary shares representing the Preferred Stock.
Liquidation Rights
In the event of the Company’s liquidation, dissolution or winding-up, holders of the Preferred Stock at the time outstanding are entitled to receive a liquidating distribution of $1,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before the Company makes any distribution of assets to the holders of the Company’s common stock or any other class or series of junior stock. Holders of the Preferred Stock are not entitled to any further participation in any distribution of assets by the Company and have no right or claim to any of the Company’s remaining assets.
In any such distribution, if the Company’s assets are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of parity stock, if any, as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Preferred Stock and parity stock, if any, the holders of the Company’s junior stock will be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.
For such purposes, the Company’s merger or consolidation with or into any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights
Except as provided below or as specifically required by Maryland law, holders of the Preferred Stock have no voting rights. Holders of the Preferred Stock have one vote per share (except as set forth below in “- Right to Elect Two Directors upon Nonpayment”) on any matter in which holders of such shares are entitled to vote.
Right to Elect Two Directors upon Nonpayment
Whenever dividends on any shares of Preferred Stock or any other series of voting preferred stock (as defined below) have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive (a “nonpayment”), the holders of such shares of preferred stock, voting together as a single class in proportion to their respective liquidation preferences with holders of any and all other series of voting preferred stock then outstanding, will be entitled to elect two additional members of the Board (the “designated directors”); provided that the election of any such directors will not cause the Company to violate the corporate governance requirements of The Nasdaq Stock Market LLC (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted); and provided further that the Board will, at no time, include more than two designated directors, including all directors that the holders of any series of voting preferred stock are entitled to elect pursuant to their respective voting rights. In that event, the number of directors on the Board will automatically increase by two, and the new directors will be elected only at a special meeting called at the request of the holders of record of at least 20% of the shares of Preferred Stock or of any other series of voting preferred stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, failing which such election will be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, subject to the divestment of such rights, as described below.
As used in this prospectus supplement, “voting preferred stock” means all series of the Company’s preferred stock that the Company may issue in the future ranking equally with the Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Preferred Stock and any other voting preferred stock have been voted in favor of any matter will be determined by reference to the respective liquidation preference amounts of the Preferred Stock and such other voting preferred stock voted.
If and when dividends for at least four consecutive dividend periods following a nonpayment have been paid in full on the Preferred Stock and any other series of voting preferred stock, or declared and a sum sufficient for such payment will have been set aside (a “nonpayment remedy”), the holders of Preferred Stock will immediately and, without any further action by the Company, be divested of the foregoing voting rights, subject to the revesting of such voting rights in the event of each and every subsequent nonpayment for the equivalent of six or more dividend periods, whether or not consecutive. If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each designated director so elected will immediately terminate and the number of directors on the Board will automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, the Company may take account of any dividend the Company elects to pay for such a dividend period after the regular dividend payment date for that period has passed.
In addition, if and when the rights of holders of Preferred Stock terminate for any reason, including under circumstances described above under “- Redemption,” such voting rights of the holders of Preferred Stock will terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends), and the terms of any additional directors elected by the holders of Preferred Stock and any other series of voting preferred stock will immediately terminate and the number of directors will automatically decrease by two, assuming that the rights of holders of such other series of voting preferred stock have similarly terminated.
Any designated director may be removed at any time without cause by the holders of record of a majority of the outstanding Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class in proportion to their respective liquidation preferences) when they have the voting rights described above. In the event that a nonpayment will have occurred and there will not have been a nonpayment remedy, any vacancy in the office of a designated director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the designated director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of The Nasdaq Stock Market LLC (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted). Each designated director will each be entitled to one vote on any matter.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote separately for the election of directors as a class, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. Any “company” (as defined in the Bank Holding Company Act of 1956, as amended (the “BHC Act”)) owning 25% or more of that class, or less if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company or systemically significant nonbank financial company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company or systemically significant nonbank financial company) will be required to obtain the non- objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that class.
Other Voting Rights
So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences, given in person or by proxy, either at a meeting or, if permitted by the Company’s Articles of Incorporation, in writing, will be required (but may not be sufficient) to:
•amend or alter the provisions of the Company’s Articles of Incorporation or the Articles Supplementary for the shares of Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of senior stock;
•amend, alter or repeal the provisions of the Company’s Articles of Incorporation or the Articles Supplementary for the shares of Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the shares of Preferred Stock, taken as a whole; provided, however, that (1) any increase in the amount of the Company’s authorized but unissued shares of common stock or preferred stock, (2) any increase in the authorized or issued shares of Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Preferred Stock; or
•consummate a binding share exchange or reclassification involving the shares of Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more but not all series of voting preferred stock (including the

Preferred Stock for this purpose), then only the series of voting preferred stock materially and adversely affected and entitled to vote will vote as a class in lieu of all other series of voting preferred stock.
Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, and to the extent permitted by law, the Company may amend, alter, supplement, or repeal any terms of the Company’s Articles of Incorporation or the Articles Supplementary for the shares of Preferred Stock for the following purposes:
•to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or
•to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of the Articles Supplement for the Preferred Stock.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Preferred Stock will have been redeemed.
See “Description of Depositary Shares—Voting the Preferred Stock” for information about voting of the depositary shares representing the Preferred Stock.
Transfer Agent
Equiniti Trust Company, LLC acts as initial transfer agent for the Preferred Stock.
Calculation Agent
Unless the Company has validly called all shares of the Preferred Stock for redemption on the First Reset Date, the Company will appoint a calculation agent for the Preferred Stock prior to the reset determination date related to the First Reset Date. The Company may appoint itself or one of its affiliates as calculation agent.
Preemptive and Conversion Rights
Holders of the Preferred Stock do not have any preemptive or conversion rights.

DESCRIPTION OF DEPOSITARY SHARES
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry System” section of this prospectus supplement.
This prospectus supplement summarizes specific terms and provisions of the depositary shares representing the Preferred Stock. As described above under “Description of Preferred Stock” and elsewhere in this prospectus supplement, the Company has issued fractional interests in shares of the Preferred Stock in the form of depositary shares. Each depositary share represents a 1/40th ownership interest in a share of the Preferred Stock, and is evidenced by a depositary receipt. The shares of Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, Equiniti Trust Company, LLC, as registrar and depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, redemption, liquidation and voting rights).
Following the issuance of the Preferred Stock, the Company deposited the Preferred Stock with the depositary, which then issued the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from the Company upon request and in the manner described in the “Where You Can Find More Information” section of the accompanying prospectus.
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares representing the Preferred Stock represented thereby in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution (including any requirement that we or the depositary withhold an amount on account of taxes). In that event, the depositary may, with the Company’s approval, adopt a method as it deems equitable and practicable for purposes of effecting the distribution, including selling the property (at a public or private sale) and distributing the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the Company redeems the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Preferred Stock (or $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever the Company redeems shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Preferred Stock so redeemed. In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, the depositary will redeem depositary shares only in increments of 100 shares and any multiple thereof.

Liquidation Preference
In the event of the Company’s liquidation, dissolution or winding-up, each holder of a depositary share is entitled to receive a liquidation distribution of $25.00 per depositary share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before the Company makes any distribution of assets to the holders of the Company’s common stock or any other class or series of stock ranking junior to the Preferred Stock as to that distribution.
Voting the Preferred Stock
When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares representing the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.
Fees, Charges and Expenses of Depositary
The Company will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. The Company will also pay all charges of the depositary in connection with the initial deposit of the Preferred Stock. Holders of the depositary shares will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of shares of Preferred Stock represented by the depositary shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to such depositary receipt are paid by the holder.
Listing
The depositary shares are currently listed on Nasdaq under the symbol “NEWTP”.
Form of Depositary Shares
The Preferred Stock was issued in registered form to the depositary, and the depositary shares are issued in book-entry form only through DTC, as described in “Book-Entry System.”
Depositary
Equiniti Trust Company, LLC acts as the depositary for the depositary shares as of the original issue date.
Further Issuances
The Company may from time to time elect to issue additional depositary shares, and all the additional shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement.

DEPOSITARY SHARES—BOOK-ENTRY SYSTEM
Book-Entry System
The Company has issued the depositary shares under a book-entry system in the form of one or more global depositary receipts. The Company registered the global depositary receipts in the name of Cede & Co., as a nominee for The Depository Trust Company, New York, New York, and deposited the global depositary receipts with the depositary. Ownership of beneficial interests in a global depositary receipt is limited to institutions who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in a global security is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons other than participants).
Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon the Company's instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in U.S. depositaries’ names on the books of DTC.
As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances described elsewhere in this section, owners of beneficial interests in global depositary receipts:
•will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names
•will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts;
•will not be able to transfer beneficial interests except in accordance with the applicable procedures of DTC; and
•will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.
Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.
As long as the depositary shares are represented by the global depositary receipts, the Company will pay dividends on the Preferred Stock represented by the depositary shares to the relevant agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither the Company nor the depositary or the relevant agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If the Company discontinues the book-entry only form of registration, it will replace the global depositary receipt with definitive depositary receipts. If the Company determines to replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners, the underlying shares of the Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreement. You may also request to replace your book-entry depositary receipts with certificated depositary receipts registered in your name as beneficial owner. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of the Preferred Stock and any money or property represented by the depositary shares.
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
The Clearing System
The Company has obtained the following information under this heading “The Clearing System” from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy of this information.
Owners of beneficial interests in a global certificate may elect to hold their interests in such global certificate outside the United States through Clearstream or Euroclear, if they are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).
DTC
DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator.
Specifically, these terms and conditions govern:
•transfers of securities and cash within Euroclear;
•withdrawal of securities and cash from Euroclear; and
•receipt of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the depositary shares held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.
Settlement
Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.
The Company will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.
Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).
The Company will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. The Company and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.
DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to the Company. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. The Company may at the Company’s option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.
The Company has obtained the information in this section about DTC and DTC’s book-entry system from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy of the information. The Company has no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.
“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.
“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

PLAN OF DISTRIBUTION
We have entered into a Securities Distribution Agreement (the “Securities Distribution Agreement”) with B. Riley Securities, Inc., Compass Point Research & Trading LLC and Roth Capital Partners, LLC (each, a “Placement Agent,” and collectively, the “Placement Agents”), under which we may issue and sell up to $50,000,000 in aggregate of the Securities from time to time through the Placement Agents acting as agents.
Upon written instructions from us and subject to the terms and conditions of the Securities Distribution Agreement, the Placement Agents will use their commercially reasonable efforts consistent with their sales and trading practices to sell by any method permitted by law and deemed to be part of an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, at market prevailing prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will instruct the Placement Agents as to the amount of the applicable Securities to be sold by them. We may instruct the Placement Agents not to sell any Securities if the sales cannot be effected at or above the price designated by us in any instruction. We or the Placement Agents may suspend the offering of the Securities upon proper notice and subject to other conditions.
If any of the Securities are sold by the Placement Agents, the Placement Agents will provide written confirmation of a sale to us no later than the opening of the trading day on Nasdaq following each trading day in which the applicable Securities are sold under the Securities Distribution Agreement. Each confirmation will include the amount and number of Securities sold on the preceding day, the net proceeds to us and the compensation payable by us to the Placement Agents in connection with the sales.
Under the terms of the Securities Distribution Agreement, the Placement Agents will be entitled to compensation equal to up to 2.00% of the gross sales price of the Securities sold through them as Placement Agents. In addition, we have agreed to pay or reimburse certain of the expenses of the Placement Agents. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Placement Agents under the terms of the Securities Distribution Agreement, will be approximately $200,000.
Settlement for sales of the Securities will occur on the trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Placement Agents in connection with a particular transaction, in each case in accordance with applicable rules and regulations, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the aggregate amount of Securities sold through the Placement Agents under the Securities Distribution Agreement and the net proceeds to us.
In connection with the sale of the Securities on our behalf, the Placement Agents may be deemed to be “underwriter(s)” within the meaning of the Securities Act, and the compensation of the Placement Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Placement Agents with respect to certain civil liabilities, including liabilities under the Securities Act.
The offering of the Securities pursuant to the Securities Distribution Agreement will terminate upon the earlier of (i) the sale of all Securities subject to the Securities Distribution Agreement or (ii) the termination of the Securities Distribution Agreement as permitted therein. The Securities Distribution Agreement may be terminated by us in our sole discretion under the circumstances specified in the Securities Distribution Agreement by giving notice to the Placement Agents. In addition, the Placement Agents may terminate the Securities Distribution Agreement under the circumstances specified in the Securities Distribution Agreement by giving notice to us.
This summary of the material provisions of the Securities Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Securities Distribution Agreement will be filed as an exhibit to a Current Report on Form 8‑K and incorporated into this prospectus supplement by reference.
The Placement Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their businesses, the Placement Agents may actively trade our securities for their own account or for the accounts of their customers, and, accordingly, the Placement Agents may at any time hold long or short positions in such securities. The Placement Agents and their affiliates were Placement Agents or underwriters in connection with our prior securities offerings, for which they have received customary sales load (underwriting discounts and commissions).
The principal business address of B. Riley Securities, Inc. is 299 Park Avenue, 21st Floor New York, New York 10171, the principal business address of Compass Point Research & Trading, LLC is 1055 Thomas Jefferson Street, NW, Suite 303, Washington, DC 20007, and the principal business address of Roth Capital Partners, LLC is 888 San Clemente Drive, Suite 400, Newport Beach, California 92660.

LEGAL MATTERS
Certain legal matters in connection with the Securities offered hereby will be passed upon for us by Robert Fraley, Senior Counsel of the Company, and Michael A. Schwartz, Chief Legal Officer and Corporate Secretary of the Company. Certain legal matters in connection with the Securities offered hereby will be passed upon for the Placement Agents by Squire Patton Boggs (US) LLP.
EXPERTS
The consolidated financial statements of NewtekOne, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025, incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus supplement from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement and before the date that any offering of any Securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the Securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of those Securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and any accompanying prospectus. Information that we file with the SEC subsequent to the date of this prospectus supplement will automatically update and may supersede information in this prospectus supplement, and other information previously filed with the SEC.
This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 8, 2025 and November 7, 2025, respectively;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 2, 2025, January 3, 2025, March 20, 2025, April 1, 2025, August 21, 2025, September 17, 2025, November 7, 2025, December 1, 2025, December 1, 2025, January 26, 2026, January 29, 2026, and February 19, 2026; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36742), as filed with the SEC on November 12, 2014, including any amendment or report filed for the purpose of updating such description.

See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS

NewtekOne, Inc.

$500,000,000
Common Stock
Preferred Stock
Depositary Shares
Subscription Rights
Warrants
Debt Securities
Units

This prospectus relates to the offer, from time to time, in one or more offerings or series, of up to $500,000,000 of common stock, preferred stock, depositary shares, subscription rights, warrants, debt securities and/or units consisting of some or all of these securities, which we refer to, collectively, as the “securities.” The securities offered hereby may be convertible or exchangeable into shares of common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution”. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common shares are currently traded on the Nasdaq Global Market under the symbol “NEWT.” As of July 20, 2023, the last reported closing price of our common shares on the Nasdaq Global Market was $17.87.
__________________

An investment in our securities is subject to various risks. See the sections entitled “Risk Factors” beginning on Page 16 of this prospectus, “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Part II – Item 1A. Risk Factors” as well as in any of our subsequent filings with the Securities and Exchange Commission (“SEC”), and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.
__________________

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us by mail at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, by telephone at (212) 356-9500 or on our website at http://www.NewtekOne.com. The SEC also maintains a website at http://www.sec.gov that contains such information. Information contained on our website or on the SEC’s web site about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

The date of this prospectus is July 27, 2023.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus or any prospectus supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any such supplements as if we had authorized it. This prospectus and any such supplements do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such supplements, or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS.................................................................................................................................................	1
PROSPECTUS SUMMARY....................................................................................................................................................	2
RISK FACTORS......................................................................................................................................................................	17
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND PROJECTIONS.................................................................................................................................................................	23
USE OF PROCEEDS...............................................................................................................................................................	25
SUMMARY OF THE SECURITIES WE MAY OFFER .......................................................................................................	26
DESCRIPTION OF OUR CAPITAL STOCK.........................................................................................................................	26
DESCRIPTION OF OUR PREFERRED STOCK...................................................................................................................	32
DESCRIPTION OF OUR DEPOSITORY SHARES..............................................................................................................	33
DESCRIPTION OF OUR SUBSCRIPTION RIGHTS............................................................................................................	35
DESCRIPTION OF OUR WARRANTS.................................................................................................................................	37
DESCRIPTION OF OUR DEBT SECURITIES......................................................................................................................	38
DESCRIPTION OF UNITS.....................................................................................................................................................	52
PLAN OF DISTRIBUTION.....................................................................................................................................................	53
LEGAL MATTERS.................................................................................................................................................................	55
EXPERTS........................................................................................	55
AVAILABLE INFORMATION..............................................................................................................................................	55
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................................................................	55

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act of 1933 (the “Securities Act”), NewtekOne, Inc. may offer, from time to time, in one or more offerings, up to $500,000,000 of common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities and/or units consisting of some or all of these securities, on terms to be determined at the time of each offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” before making an investment decision.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

PROSPECTUS SUMMARY

The following summary contains basic information about offerings pursuant to this prospectus. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplements or free writing prospectuses, including the risks set forth under the captions “Risk Factors” in this prospectus, “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. See “Available Information” for more information. Throughout this prospectus, we refer to NewtekOne, Inc., its consolidated subsidiaries and its predecessor, Newtek Business Services Corp., as the “Company,” “we,” “us,” “our,” and “NewtekOne.”

Our Business

We are a financial holding company that is a leading business and financial solutions provider to small-and-medium sized businesses (“SMBs”). NewtekOne and its subsidiaries provide SMBs with the following Newtek® branded business and financial solutions: Newtek Bank, Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology. We have an established and reliable platform that is not limited by client size, industry type, or location. As a result, we believe we have a strong and diversified client base across the United States and across a variety of different industries. In addition, we have developed a financial and technology based business model that enables us to acquire and process our SMB clients in a very cost effective manner. This capability is supported in large part by NewTracker®, our patented prospect management technology software, which is similar to, but we believe better suited for our needs than, the system popularized by Salesforce.com and similar providers. In addition, we are launching the Newtek AdvantageTM (patent pending) dashboard, for our depository and non-depository clients. The Newtek Advantage will offer NewtekOne’s clients a single online dashboard to access all of NewtekOne’s business and financial solutions. The Newtek Advantage will allow NewtekOne clients to easily interact with NewtekOne subject matter experts in the areas of Banking, Lending, Payments, Technology, Payroll and Insurance. We believe the Newtek Advantage will enable us to grow core retail deposits and provide an advantage to our existing and new clients. We believe that NewtekOne’s technology and business model distinguishes us from our competitors.

We define SMBs as companies having revenues of $1.0 million to $100.0 million, and we estimate the SMB market to be over 31 million businesses in the U.S. as of October 2020, according to the U.S. Small Business Administration (“SBA”). We expect to generate returns through dividends from our subsidiaries, which have historically generated revenue from business operations, including a combination of realized gains on the sale of the government guaranteed portions of SBA 7(a) loans, servicing income and other income, including revenue generated from Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology.

On January 6, 2023, we completed the previously announced acquisition of the National Bank of New York City (“NBNYC” and the “Acquisition,” respectively), a national bank regulated and supervised by the Office of the Comptroller of the Currency (“OCC”), pursuant to which the Company acquired from the NBNYC shareholders all of the issued and outstanding stock of NBNYC for $20 million. NBNYC has been renamed Newtek Bank, National Association (“Newtek Bank, N.A.” or “Newtek Bank”) and has become a wholly owned subsidiary of the Company. In connection with the completion of the Acquisition, the Company contributed to Newtek Bank $31 million of cash and two of the Company’s subsidiaries, Newtek Business Lending, LLC (“NBL”) and Small Business Lending, LLC (“SBL”). Upon the consummation of the Acquisition, Newtek Bank entered into an operating agreement with the OCC concerning certain matters including capital, liquidity and concentration limits, and memorializing the business plan submitted to the OCC.

The Company has also filed with the SEC a Form N-54C, Notification of Withdrawal of Election to be Subject to the Investment Company Act of 1940 (the “1940 Act”), and has ceased to be a business development company (“BDC”) as of January 6, 2023. As a result of the Acquisition, the Company is now a financial holding company subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Reserve Bank of Atlanta. The Company no longer qualifies as a regulated investment company for federal income tax purposes and no longer qualifies for accounting treatment as an investment company. As a result, in addition to Newtek Bank and its consolidated subsidiary, SBL, the following NewtekOne portfolio companies and subsidiaries are now consolidated non-bank subsidiaries in the Company’s financial statements: Newtek Small Business Finance, LLC (“NSBF”); Newtek Merchant Solutions, LLC; Mobil Money, LLC; CDS Business Services, Inc. d/b/a Newtek Business Credit Solutions; PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions; Newtek Insurance Agency, LLC; Titanium Asset Management LLC;

Newtek Business Services Holdco 6, Inc; Newtek Commercial Lending, Inc.; Excel WebSolutions, LLC; Newtek Technology Solutions, Inc. and POS on Cloud, LLC, d/b/a Newtek Payment Systems. In addition, as a result of commitments made to the Federal Reserve, the Company will divest or otherwise terminate the activities conducted by Excel WebSolutions, LLC and Newtek Technology Solutions, Inc., including its subsidiary SIDCO, LLC d/b/a/ Cloud Nine Services, within two years of becoming a financial holding company, subject to any extension of the two-year period.

On January 17, 2023, the Company changed its name from Newtek Business Services Corp. to NewtekOne, Inc.

Organizational Overview

Set forth below are diagrams of NewtekOne’s organizational structure prior to and following the completion of the Acquisition and the other transactions described above:

Pre-Acquisition

Newtek Business Services Corp.
(Business Development Company)
(MD)
100%
Newtek Small Business Finance, LLC (Consolidated Subsidiary) (NY)
100%
Portfolio Companies (SBA 7(a) loans)
100%
Newtek Business Lending, LLC (Portfolio Company) (FL)
100%
Small Business Lending, LLC (Portfolio Company) (NY)
50.13%
POS On Cloud, LLC (Portfolio Company) (KY)
100%
Mobil Money, LLC (Portfolio Company) (NY)
100%
Newtek Merchant Solutions, LLC (Portfolio Company) (NY)
100%
Excel Websolutions, LLC (Portfolio Company) (NY)
100%
Newtek Technology Solutions, Inc. (Portfolio Company) (NY)
100%
SIDCO, LLC (Subsidiary of NTS) (NY)
100%
Newtek Insurance Agency, LLC (Portfolio Company) DC)
100%
CDS Business Services, Inc. (Portfolio Company) (DE)
100%
PMTWorks Payroll, LLC (Portfolio Company) (NY)
100%
Newtek Commercial Lending, Inc. (Portfolio Company) (NY)
50%
Newtek-TSO II Conventional Credit Partners, LP (the JV) (DE)
50%
Newtek Conventional Lending, LLC (DE)
100%
Newtek Business Services Holdco 6, Inc. (Portfolio Comany) (FL)
100%
NBL SPV I, LLC (DE)
100%
NBL SPV II, LLC (DE)
100%
NBL SPV III, LLC (DE)

Post-Acquisition

NewtekOne, Inc.
(Financial Holding Company and Subsidiaries)
(MD)
100%
Newtek Bank, N.A.[1] (FL)
100%
Small Business Lending, LLC[1a] (NY)
100%
Excel Websolutions, LLC[5] (NY)
50.76%
POS On Cloud, LLC[4] (KY)
100%
Newtek Technology Solutions, Inc.[6] (NY)
100%
SIDCO, LLC[6a] (NY)
100%
Newtek Insurance Agency, LLC[7] (DC)
100%
CDS Business Services, Inc.[8] (DE)
100%
NBSH Holdings, LLC (NY)
100%
Newtek Merchant Solutions, LLC[2] (NY)
100%
UPSWI Sales, LLC (NY)
Mobil Money, LLC[3] (NY)
100%
PMTWorks Payroll, LLC[9] (NY)
100%
Newtek Small Business Finance, LLC[10] (NY)
100%
Newtek Commercial Lending, Inc.[11] (NY)
50%
Newtek-TSO II Conventional Credit Partners, LP (the JV) (DE)
50%
Newtek Conventional Lending, LLC (DE)
100%
Newtek Business Services Holdco 6, Inc.[12] (FL)
100%
NBL SPV I, LLC (DE)
100%
NBL SPV II, LLC (DE)
100%
NBL SPV III, LLC (DE)

(1) Newtek Bank, National Association, a national bank regulated and supervised by the OCC, was acquired by NewtekOne on January 6, 2023, and is a wholly owned subsidiary of NewtekOne.

(1a) Small Business Lending, LLC (“SBL”), a wholly-owned subsidiary of Newtek Bank, provides third-party loan servicing for SBA and non-SBA loans, and provides lending institutions with outsourced solutions for the entire SBA lending process, including credit analysis, structuring and eligibility, packaging, closing compliance and servicing. In addition, SBL provides loan origination and loan servicing solutions to other parts of Newtek Lending platform. Subsequent to the Acquisition, NBL was merged into SBL.

(2) Newtek Merchant Solutions, LLC (“NMS”), a wholly owned subsidiary, markets credit and debit card processing services, check approval services, processing equipment, and software, and is part of the Newtek Payments platform,

(3) Mobil Money, LLC (“Mobil Money”), a wholly owned subsidiary, provides payment processing for a merchant portfolio of taxi cabs and sells related licensed payment processing software, and is part of the Newtek Payments platform.

(4) POS On Cloud, LLC, d/b/a Newtek Payment Systems (“NPS”), a majority (59.76%) owned subsidiary, provides cloud based Point of Sale (POS) systems for a variety of restaurant, retail, assisted living, parks and golf course businesses, which POS provides not only payments and purchase technology solutions, but also inventory, customer management, reporting, employee time clock, table and menu layouts, and ecommerce solutions as the central operating system for an SMB. POS is part of the Newtek Payments platform.

(5) Excel Web Solutions (“EWS”), a wholly owned subsidiary, provides website design services to SMBs. EWS is part of the Newtek Technology platform.

(6) Newtek Technology Solutions, Inc. (“NTS”), a wholly owned subsidiary, provides website hosting, dedicated server hosting, cloud hosting, web design and development, internet marketing, ecommerce, data storage, backup and disaster recovery, and other related service. Sidco, LLC d/b/a Cloud Nine Services (“SIDCO”), a subsidiary of NTS, consults, strategizes, designs, and implements technology solutions for enterprise and commercial clients across the U.S. NTS and SIDCO are part of the Newtek Technology platform.

(7) Newtek Insurance Agency, LLC (“NIA”), a wholly owned subsidiary, is a retail brokerage insurance agency licensed in all 50 states, specializing in the sale of commercial and health/benefits lines insurance products to the small and medium size business market as well as various personal lines of insurance.

(8) CDS Business Services, Inc. d/b/a Newtek Business Credit Solutions (“NBC”), a wholly owned subsidiary and part of the Newtek Lending platform, provided receivables and inventory financing to small and medium size businesses. New asset backed lending will be conducted by Newtek Bank, and the existing NBC portfolio will be managed and serviced by SBL.

(9) PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions (“PMT”), offers an array of industry standard payroll management, payment and tax reporting services to SMBs

(10) Newtek Small Business Finance (“NSBF”), a wholly owned subsidiary, a small business lending company licensed by the SBA to originate SBA 7(a) loans, originated, serviced, sold and securitized loans originated under the SBA 7(a) program. New SBA 7(a) loans originations will be transitioned to Newtek Bank and NSBF will continue to manage and service its existing SBA 7(a) loan portfolio.

(11) Newtek Commercial Lending, Inc. (“NCL”) a wholly owned subsidiary, is a holding company that owns NewtekOne's interests in nonconforming conventional loan joint ventures. NCL owns a 50% ownership interest in Newtek-TSO II Conventional Credit Partners, LP and Newtek Conventional Lending, LLC.

(11a) Newtek-TSO II Conventional Credit Partners, LP (“Newtek-TSO”) is a joint venture that invests in non-conforming conventional commercial and industrial term loans of up to $15.0 million to U.S. middle-market companies and small businesses.

(11b) Newtek Conventional Lending, LLC (“NCL JV”) is a joint venture that was formed to provide non-conforming conventional commercial and industrial term loans to U.S. middle-market companies and small businesses.

(12) Newtek Business Holdco 6, Inc., a wholly owned subsidiary, is a holding company that owns NBL SPV I, LLC, NBL SPV II, LLC, and NBL SPV III, LLC, special purpose vehicles which own and finance SBA 504 loans and nonconforming conventional loans.

NewtekOne’s Business and Financial Solutions Ecosystem
Newtek Lending
SBA 7(a) Lending
Our Newtek Lending platform, which generates a material portion of our revenues, includes loans originated under the federal Section 7(a) loan program, i.e., SBA 7(a) loans. The SBA is an independent government agency that facilitates one of the nation’s largest sources of SMB financing by providing credit guarantees for its loan programs. SBA 7(a) loans are partially guaranteed by the SBA, with SBA guarantees typically ranging between 50% and 90% of the principal and interest due. Under the SBA 7(a) lending program, a lender underwrites a loan between $5,000 and $5.0 million for a variety of general business purposes based on the SBA loan program requirements. The recoveries and expenses on the unguaranteed portions of these loans are shared pari passu between the SBA and the lender, which substantially reduces the loss severity on the unguaranteed portion of a loan for SBA 7(a) loan investors. SBA 7(a) loans are typically between ten and twenty-five years in maturity, four to five years in duration and bear interest at the prime rate plus a spread from 2.25% to 3.00%. Since the guaranteed portions of SBA 7(a) loans carry the full faith and credit of the U.S. government, lenders may, and frequently do, sell the guaranteed portion of SBA 7(a) loans in the capital markets, hold the unguaranteed portion and retain all loan servicing rights.
Historically, prior to the acquisition of Newtek Bank, the Company’s NSBF subsidiary, a small business lending company (“SBLC”) licensed by the SBA to originate SBA 7(a) loans, originated, serviced, sold and securitized loans originated under the SBA 7(a) program. As of January 6, 2023, NSBF was the third largest SBA 7(a) lender in the U.S. by loan approval dollar volume, including banks and nonbank lenders. NSBF has received preferred lender program (“PLP”) status, a designation whereby the SBA authorizes the most experienced SBA lenders to place SBA guarantees on loans without seeking prior SBA review and approval. PLP status has allowed NSBF to serve its clients in an expedited manner since it is not required to present applications to the SBA for concurrent review and approval. New SBA 7(a) loan originations will be transitioned to Newtek Bank, which anticipates obtaining PLP status. NewtekOne has a dedicated Senior Lending Team (as defined below) that is now supporting Newtek Bank, which will originate and service SBA 7(a) loans to qualifying SMBs and will follow the NewtekOne SBA 7(a) loan business model, as follows: originate SBA 7(a) loans, sell the guaranteed portions of the SBA 7(a) loans, typically within thirty to forty-five days of origination, and retain the unguaranteed portion until accumulating sufficient loans for investment or securitization. In a securitization, the unguaranteed portions of SBA 7(a) loans are transferred to a special purpose vehicle (a “Trust”), which in turn issues notes against the Trust’s assets in private placements. The Trust’s primary source of income for repaying the securitization notes is the cash flows generated from the unguaranteed portion of SBA 7(a) loans owned by the Trust. Principal on the securitization notes is paid by cash flows in excess of that needed to pay various fees related to the operation of the Trust and interest on the debt. Securitization notes have an expected maturity of approximately five years, and the Trust is dissolved when the securitization notes are paid in full, either at or prior to maturity. NSBF has completed thirteen (13) securitizations. Newtek Bank will continue the SBA 7(a) business model utilizing the NewtekOne Senior Lending Team and may determine to engage in securitization transactions. NSBF will continue to manage and service its portfolio of guaranteed and unguaranteed SBA 7(a) loans. See Regulation and Supervision - NSBF’s Regulation as a Small Business Lending Company and the Transition of SBA 7(a) Lending to Newtek Bank.

We believe our twenty years of experience as one of the largest SBA 7(a) lenders provides us with a distinct competitive advantage over other SMB lenders that have not overcome these significant barriers-to-entry in our primary loan market. NSBF originated $775,571,964 of SBA 7(a) loans in 2022 and $560.6 million of SBA 7(a) loans in 2021. We believe that we will continue to be introduced to a variety of lending opportunities through our existing loan sourcing channels and our subsidiaries’ relationships with their clients.

NewtekOne has a dedicated capital markets team that sells the guaranteed portions of our SBA 7(a) loans and securitizes the unguaranteed portions of its SBA 7(a) loans. Historically, NSBF has sold the guaranteed portions of its originated SBA 7(a) loans shortly after origination and retained the unguaranteed portions until accumulating sufficient loans for a securitization. NSBF has historically sold SBA guaranteed portions of SBA 7(a) loans at premiums ranging from 106% to 120% of par value, and in current market conditions, approximately 106% to 115% of par, and any portion of the premium that is above 110% of par value is shared equally between NSBF and the SBA. All new SBA 7(a) loan originations will be transitioned to Newtek Bank, which will continue using the NSBF business model. However, there is no guarantee that Newtek Bank will be able to continue to earn premiums of 106% to 120% on future sales of the guaranteed portions of SBA 7(a) loans or obtain PLP status. See “Item 1A. Risk Factors — We have specific risks associated with SBA loans” in our most recent Annual Report on Form 10-K." Since December 2010, NSBF maintained its securitization program for unguaranteed portions of its SBA 7(a) loans and successfully completed 12 securitization transactions with Standard & Poor’s AA or A ratings and advance rates as high as 79.5% of par value. NSBF’s most recent securitization occurred in August 2022, when it sold $116.2 million of Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2022-1, consisting of $95.38 million of Class A Notes and $20.83 million Class B Notes, rated “A” and “BBB-”, respectively, by S&P Global, Inc. Newtek Bank intends to use core deposits to fund SBA 7(a) loans and may securitize the unguaranteed portions of SBA 7(a) loans in the future, and may determine to retain the government guaranteed or unguaranteed portions of loans for longer periods, pending deployment of excess capital.

We have focused on making smaller SBA 7(a) loans, approximately $1.0 million or less, in order to maintain a diversified pool of SBA 7(a) loans that are dispersed both geographically and among industries, with a goal of limiting our exposure to regional and industry-specific economic downturns. Specifically, as of December 31, 2022, NSBF's SBA 7(a) loan portfolio consisted of 3,538 loans originated across 50 states and the District of Columbia and Puerto Rico, in 78 different industries as defined by the North American Industry Classification System (“NAICS”).
See “Item 1A. Risk Factors — Risks Related to Our Investments Generally — An investment strategy focused primarily on smaller privately held companies involves a high degree of risk and presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns” in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.
As discussed below, in addition to SBA 7(a) lending, our Newtek Lending ecosystem includes the following loan products to be originated by Newtek Bank: SBA 504 loans, conventional commercial and industrial (“C&I”) loans, conventional commercial real estate (“CRE”) lending and asset based lending (“ABL”). In addition, non-conforming conventional loans will be originated by NewtekOne nonbank subsidiaries and joint ventures.

Commercial Banking – Newtek Bank
NewtekOne intends to centralize its Newtek Lending ecosystem within Newtek Bank (except for our nonconforming conventional lending business, discussed herein), its newly acquired commercial bank. This centralization of the Newtek Lending ecosystem into Newtek Bank is being accomplished by: (i) NewtekOne’s contribution of Newtek Business Lending, LLC (""NBL"), the Company’s SBA 504 loan origination business, and its management team and employees, to Newtek Bank; (ii) NewtekOne’s contribution of SBL, the Company’s loan servicing business, and its management team and employees, to Newtek Bank (subsequently, NBL was merger into SBL); and (iii) the contribution of NSBF’s management team and employees to Newtek Bank and the transitioning of NSBF’s SBA 7(a) business to Newtek Bank. As discussed above, Newtek Bank will be originating, servicing and selling SBA 7(a) loans in a similar manner to NSBF’s historic business model and will be originating and servicing SBA 504 loans, C&I loans, CRE loans and ABL loans. In addition, we offer depository services and solutions through Newtek Bank. Our commercial banking clients will be able to take advantage of our full offerings via the Newtek Advantage dashboard. Newtek Bank will conduct operations in the Newtek Lending ecosystem and will not participate in Newtek Payments, Newtek Insurance, Newtek Payroll or Newtek Technology business lines.

Newtek Bank’s business lines include:

SBA 7(a) Lending

As discussed above, NSBF’s SBA 7(a) loan business is being transitioned to Newtek Bank. NewtekOne’s dedicated Senior Lending Team that is now supporting Newtek Bank, as well as NSBF’s management team and employees who are now part of the Newtek Bank, will originate and service SBA 7(a) loans to qualifying SMBs and will follow the NewtekOne SBA 7(a) loan business model, as follows: Newtek Bank will originate SBA 7(a) loans, sell the guaranteed portions of the SBA 7(a) loans, typically within thirty to forty-five days of origination, and retain the unguaranteed portion until accumulating sufficient loans for investment or potential securitizations. Historically, NSBF has sold SBA guaranteed portions of SBA 7(a) loans at premiums ranging from 106% to 120% of par value, and in current market conditions, approximately 106% to 115% of par, and any portion of the premium that is above 110% of par value is shared equally between NSBF and the SBA. All new SBA 7(a) loan originations will be transitioned to Newtek Bank. However, there is no guarantee that Newtek Bank will be able to continue to earn premiums of 106% to 120% on future sales of the guaranteed portions of SBA 7(a) loans or obtain PLP status. Any delays in Newtek Bank obtaining PLP status may negatively impact Newtek Bank’s SBA 7(a) loan origination volumes and revenues to be generated from the sale of guaranteed portions of SBA 7(a) loans. See “Item 1A. Risk Factors — We have specific risks associated with SBA loans” in our most recent Annual Report on Form 10-K.

SBA 504 Lending
Historically, NewtekOne’s SBA 504 loan origination business line was conducted by Newtek Business Lending, LLC (NBL), its former portfolio company which became a subsidiary of Newtek Bank and was then merged into SBL. SBA 504 loans provide financing of fixed assets such as real estate or equipment. NBL’s management team and employees, now employed by SBL, will continue to provide loan origination services to other parts of the Newtek Lending platform, including NewtekOne subsidiaries and joint ventures.
        C&I Lending, CRE Lending and ABL Lending
The Newtek Lending ecosystem also includes C&I Lending, CRE Lending and ABL. Newtek Bank’s existing management team, led by Newtek Bank’s new president and NewtekOne’s current Chief Lending Officer, and augmented by NSBF employees contributed to Newtek Bank, will continue to provide C&I loans and CRE loans to its commercial customers and will originate ABL loans. In addition, NewtekOne’s subsidiary, Newtek Business Credit (NBC), which provided receivables financing, inventory financing and health care receivables financing to SMBs, which obtained $10,000 to $2.0 million per month through the sale of their trade receivables or the financing of their inventories, will not originate new ABL loans and will manage its current portfolio in runoff mode.
Third Party Loan Servicing
Small Business Lending, LLC (“SBL”), a former NewtekOne portfolio company which was contributed to Newtek Bank with SBL's management team and employees, is now a subsidiary of Newtek Bank. SBL generates revenue by providing third-parties with loan servicing for SBA and non-SBA loans and providing lending institutions with outsourced solutions for the entire SBA lending process, including credit analysis, structuring and eligibility, packaging, closing compliance and servicing. SBL also receives loan origination and servicing fees by providing loan origination and servicing solutions to NewtekOne subsidiaries and affiliates, and has provided loan servicing solutions to banks, credit unions and government agencies including the Federal Deposit Insurance Corporation (“FDIC”).
Non-Conforming Conventional Commercial Loans
On May 20, 2019, the Company and its joint venture partner launched Newtek Conventional Lending, LLC (NCL JV) to provide non-conforming conventional commercial and industrial term loans to U.S. middle-market companies and small businesses. NCL JV is a 50/50 joint venture between Newtek Commercial Lending, Inc. (NCL) a wholly-owned subsidiary of NewtekOne, and Conventional Lending TCP Holding, LLC, a wholly-owned, indirect subsidiary of BlackRock TCP Capital Corp. (Nasdaq: TCPC). NCL JV ceased funding new non-conventional conforming loans during 2020. On January 28, 2022, NCL JV closed a non-conforming conventional commercial loan securitization with the sale of $56.3 million of Class A Notes, NCL Business Loan Trust 2022-1, Business Loan-Backed Notes, Series 2022-1, secured by a segregated asset pool consisting primarily of NCL JV’s portfolio of non-conforming conventional commercial business loans, including loans secured by liens on commercial or residential mortgaged properties, originated by NCL JV and NBL. The Notes were rated “A” (sf) by DBRS Morningstar. The Notes were priced at a yield of 3.209%. The proceeds of the securitization were used, in part, to repay the Deutsche Bank credit facility and return capital to the NCL JV partners.
On August 5, 2022, NewtekOne launched its second joint venture to invest in non-conforming conventional commercial loans, Newtek-TSO II Conventional Credit Partners, LP (Newtek-TSO JV). NCL and TSO II Booster Aggregator, L.P. (“TSO II”) entered into a joint venture, Newtek-TSO JV, governed by the Amended and Restated Limited Partnership Agreement for the Newtek-TSO JV. NCL and TSO II each committed to contribute an equal share of equity funding to the Newtek-TSO JV and each will have equal voting rights on all material matters. Newtek-TSO JV intends to deploy capital over the course of time with additional leverage supported by a warehouse line of credit. The intended purpose of Newtek-TSO JV is to invest in non-conforming conventional commercial and industrial term loans made to middle-market companies as well as small businesses. Newtek-TSO JV began making investments during the fourth quarter of 2022.
Newtek Payments
NewtekOne’s business and financial solutions ecosystem also includes its Newtek Payments businesses. Newtek Payments businesses include NewtekOne’s subsidiaries Newtek Merchant Solutions, LLC (NMS), Mobil Money, LLC (Mobil Money) and POS on Cloud, LLC, d/b/a Newtek Payment Systems (NPS). The management teams of Newtek Payments businesses remains in place following the conversion to a financial holding company, with the only change being these businesses are now consolidated subsidiaries of NewtekOne (and no longer portfolio companies). NMS’ revenues are generated by transaction and volume-based fees as well as recurring account-based fees for data processing, merchant transaction processing and acquiring and payment services, electronic funds transfer and debit/credit processing services. Mobil Money generates revenues from providing payment processing for a merchant portfolio of taxi cabs and related licensed payment processing software. NPS is a majority owned subsidiary of NewtekOne which generates revenue from selling a cloud based Point of Sale (POS) system for a variety of restaurant, retail, assisted living, parks and golf course businesses, which provides not only payments and purchase technology solutions, but also inventory, customer management, reporting, employee time clock, table and menu layouts, and ecommerce solutions as the central operating system for an SMB.

Newtek Insurance

Newtek Insurance Agency, LLC (NIA), is a wholly-owned subsidiary which is a retail brokerage insurance agency licensed in all 50 states, specializing in the sale of commercial and health/benefits lines insurance products to the SMB market as well as various personal lines of insurance. NIA generates revenue from selling commercial and personal lines insurance policies and receives insurance brokerage commissions.
Newtek Payroll
PMTWorks Payroll, LLC d/b/a Newtek Payroll and Benefits Solutions (PMT), is a wholly-owned subsidiary which offers an array of industry standard and competitively priced payroll management, and related payment and tax reporting services to SMBs. PMT generates revenue from fees billed directly to clients utilizing PMT’s payroll services.

Newtek Technology
Newtek Technology Solutions, Inc. (NTS) is a wholly-owned subsidiary, which along with its subsidiary SIDCO, generates revenue from fees charged to clients in connection with providing website hosting, dedicated server hosting, cloud hosting, web design and development, internet marketing, ecommerce, data storage, backup and disaster recovery, and other related services including consulting and implementing technology solutions for enterprise and commercial clients across the U.S. In addition, Excel WebSolutions, LLC (“Excel”), a wholly owned subsidiary, generates revenue from providing website design services to SMBs. As a result of commitments made to the Federal Reserve, the Company will divest or otherwise terminate the activities conducted by Excel, NTS and SIDCO, within two years of becoming a financial holding company, subject to any extension of the two-year period.
Revenue Breakdown
Below is a representation of the revenue generated by Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology as of December 31, 2022:

Revenue includes net realized gains and losses as of December 31, 2022.
As a financial holding company, the Company and its subsidiaries intend to generate revenues in the form of interest and servicing and other fee income on the loans we and Newtek Bank originate. In addition, under the financial holding company structure, our subsidiaries are anticipated to generate revenues from Newtek Lending, Newtek Payments, Newtek Insurance, Newtek Payroll and Newtek Technology, including loan servicing fees, revenue from the sale of guaranteed portions of SBA 7(a) loans, loan origination fee revenue, third party loan servicing fees and loan origination fees revenue, eCommerce, web hosting and managed IT services fee revenue, electronic payment processing revenue, insurance commissions revenue, and payroll processing revenue.

Newtek® Branding
We have developed our branded line of business products and financial solutions to offer a full service suite of business and financial solutions for the SMB market in the United States. NewtekOne reaches potential customers through its integrated multi-channel approach featuring direct, indirect and direct outbound solicitation efforts. We continue to utilize and grow our primary marketing channel of strategic alliance partners as well as a direct marketing strategy to SMB customers through our “go to market” brand, Your Business Solutions Company® and One Solution for All Your Business Needs®. Through our web presence, www.newtekone.com, we believe we are establishing ourselves as a preferred “go-to” provider for SMB financing and business solutions offered by

NewtekOne® and its subsidiaries, including Newtek Bank®. We believe that the NewTracker® system provides for transparency between NewtekOne and referring parties and has been material in our ability to obtain referrals from a wide variety of sources. The NewTracker patented system allows us and our alliance partners to review in real time the status of any referral as well as to provide real time compliance oversight by the respective alliance partner, which we believe creates confidence among the referred business client, the referring alliance partner and us. We own the NewTracker® patent, as well as all trademarks and other patented intellectual property used by us and our subsidiaries. Additional referrals are obtained from individual professionals in geographic markets that have signed up to provide referrals and earn commissions through our BizExec and TechExec Programs. In addition, we believe that the Newtek AdvantageTM dashboard, which patent is pending, is designed to be a management tool for our business clientele that can make their businesses more successful and that our clients can depend on. The Newtek Advantage will allow clients to access the entire suite of the NewtekOne business and financial solutions, and provide clients analytics, relationships and transactional capability that other banks do not offer. We believe the Newtek Advantage is unique because each of our clients will be assigned a NewtekOne relationship manager and specialist in each Newtek business line, and allow our clients to go into the Newtek Advantage and communicate via video or chat with a NewtekOne business line specialist.
Senior Lending Team and Executive Committee
The key members of our senior lending team (“Senior Lending Team”), many of whom have worked together for more than ten years, each have over 25 years of experience in finance-related fields. These lending professionals have worked together to screen opportunities, underwrite new investments and manage a portfolio of investments in SMBs through two recessions, a credit crunch, the dot-com boom and bust and a historic, leverage-fueled asset valuation bubble. Each member brings a complementary component to a team well-rounded in finance, accounting, operations, strategy, business law and executive management. The Senior Lending Team remains in place following the financial holding company conversion, and has been augmented by recent hires at Newtek Bank as well as the existing Newtek Bank management team.
We are led by our Executive Committee, which includes Barry Sloane, Peter Downs, Michael A. Schwartz and Nicholas Leger, under the supervision of our Board of Directors. Each member of the Executive Committee has significant experience in our fields of operations.
Regulation and Supervision

General

The U.S. financial services and banking industry is highly regulated. The bank regulatory regime is intended primarily for the protection of customers, the public, the financial system and the Deposit Insurance Fund of the FDIC (“DIF”), rather than our stockholders or creditors.

The legal and regulatory regime affects virtually all aspects of our operations. Statutes, regulations and policies govern, among other things, the scope of activities that we may conduct and the manner in which we may conduct them; our business plan and growth; our board, management, and risk management infrastructure; the type, terms, and pricing of our products and services; our loan and investment portfolio; our capital and liquidity levels; our reserves against deposits; our ability to pay dividends, repurchase our stock or distribute capital; and our ability to engage in mergers, acquisitions and other strategic initiatives. The legal and regulatory regime is continually under review by legislatures, regulators and other governmental bodies, and changes regularly occur through the enactment or amendment of laws and regulations or through shifts in policy, implementation or enforcement. Changes are difficult to predict and could have significant effects on our business. See “Risk Factors – As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations” on Page 16 of this prospectus.

The material regulatory requirements that are applicable to us and our subsidiaries are summarized below. The description below, as well as other descriptions of laws and regulations in this prospectus, are not intended to summarize all laws and regulations applicable to us and our subsidiaries, and are based upon the statutes, regulations, policies, interpretive letters and other written guidance that are in effect as of the date of this prospectus.

Regulatory Framework

We are subject to regulation and supervision by multiple regulatory bodies. As a bank holding company electing financial holding company status, the Company is subject to the BHCA and is subject to ongoing and comprehensive supervision, regulation, examination and enforcement by the Federal Reserve. The Federal Reserve’s jurisdiction also extends to any company that is directly or indirectly controlled by a bank holding company.

As a national bank, Newtek Bank is subject to ongoing and comprehensive supervision, regulation, examination and enforcement by the OCC. The OCC charges fees to national banks, including Newtek Bank, in connection with its supervisory activities.

Newtek Bank’s deposits are insured by the DIF up to applicable legal limits. As an FDIC-insured depository institution, Newtek Bank is subject under certain circumstances to supervision, regulation and examination by the FDIC. The FDIC charges deposit insurance assessments to FDIC-insured institutions, including Newtek Bank, to fund and support the DIF. The rate of these deposit insurance assessments is based on, among other things, the risk characteristics of Newtek Bank. The FDIC has the power to terminate Newtek Bank’s deposit insurance if it determines Newtek Bank is engaging in unsafe or unsound practices. Federal banking laws provide for the appointment of the FDIC as receiver in the event Newtek Bank were to fail, such as in connection with undercapitalization, insolvency, unsafe or unsound condition or other financial distress. In a receivership, the claims of Newtek Bank’s depositors (and those of the FDIC as subrogee of Newtek Bank) would have priority over other general unsecured claims against Newtek Bank.

We are subject to the disclosure and regulatory requirements of the Securities Act and the Exchange Act, both as administered by the SEC. Our common stock is listed on the Nasdaq Global Market under the ticker symbol “NEWT” and therefore we are also subject to the rules of Nasdaq Global Market for listed companies. We have adopted certain policies and procedures intended to comply with the Nasdaq Global Market’s corporate governance rules. We will continue to monitor our compliance with all future listing standards that are approved by the SEC and will take actions necessary to ensure that we are in compliance therewith. See “Risk Factors – As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations” on Page 16 of this prospectus.

Safety and Soundness; Operating Agreement

A principal objective of the U.S. bank regulatory system is to ensure the safety and soundness of banking organizations. Safety and soundness is a broad concept that includes financial, operational, compliance and reputational considerations, including matters such as capital, asset quality, quality of board and management oversight, earnings, liquidity, and sensitivity to market and interest rate risk.

As part of its commitment to maintain safety and soundness, at the time we acquired Newtek Bank, Newtek Bank entered into an Operating Agreement with the OCC (the “Operating Agreement”). The Operating Agreement sets forth key parameters within which Newtek Bank must operate, such as with respect to its business plan, minimum capital, minimum liquidity, risk management and compliance. The Operating Agreement sets forth key parameters within which Newtek Bank must operate, such as with respect to its business plan, minimum capital, minimum liquidity, risk management and compliance. Specifically, under the Operating Agreement Newtek Bank agreed that any significant deviations to its business plan will be subject to the non-objection of the OCC and to revise and submit updates to the business plan annually to the OCC. The Operating Agreement contains commitments for Newtek Bank to maintain a tier 1 leverage ratio of no less than 10% and a total risk-based capital ratio of 11.5% for the term of the Operating Agreement (which is expected to be three years subject to certain termination conditions) as well as requirements to maintain liquid assets equal to 10% of total assets and limits on the share of Newtek Bank’s deposit funding that may be derived from brokered deposit funding. The Operating Agreement also contains certain concentration limits on the composition of Newtek Bank’s loan portfolio as well as certain other reporting and compliance obligations in relation to compliance with the Operating Agreement.

The banking and financial regulators have broad examination and enforcement authority. The regulators require banking organizations to file detailed periodic reports and regularly examine the operations of banking organizations. Banking organizations that do not meet the regulators’ supervisory expectations can be subjected to increased scrutiny and supervisory criticism. The regulators have various remedies available, which may be public or of a confidential supervisory nature, if they determine that an institution’s condition, management, operations or risk profile is unsatisfactory. The regulators may also take action if they determine that the banking organization or its management is violating or has violated any law or regulation. The regulators have the power to, among other things:

•require affirmative actions to correct any violation or practice;

•issue administrative orders that can be judicially enforced;

•direct increases in capital;

•direct the sale of subsidiaries or other assets;

•limit dividends and distributions;

•restrict growth and activities;

•set forth parameters, obligations and/or limitations with respect to the operation of our business;

•assess civil monetary penalties;

•remove officers and directors; and

•terminate deposit insurance.

Engaging in unsafe or unsound practices or failing to comply with applicable laws, regulations and supervisory agreements (including the Operating Agreement) could subject us and our subsidiaries or their officers, directors and institution-affiliated parties to a broad variety of sanctions or remedies, including those described above.

Limits on Activities and Approval Requirements

The BHCA generally restricts the Company’s ability, directly or indirectly, to engage in, or acquire more than 5% of any class of voting securities of a company engaged in activities other than those determined by the Federal Reserve to be so closely related to banking as to be a proper incident thereto. The Gramm-Leach-Bliley Act of 1999 authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. The Company's election to become a financial holding company was approved by the Federal Reserve, allowing the Company to engage in a broader array of financial activities than bank holding companies. Financial holding companies (which like bank holding companies are regulated by the Federal Reserve Board) may engage in activities that are deemed to be “financial in nature or incidental to such financial activity” or “complementary to a financial activity and [do] not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally.” Such permissible activities include insurance underwriting, securities dealing and underwriting, financial and investment advisory services, merchant banking, issuing or selling securitized interests in bank-eligible assets, and generally engaging in non-banking activity which may be authorized by the Federal Reserve Board pursuant to its authority under the Bank Holding Company Act.

The bank regulatory regime, including through the Operating Agreement, requires that we obtain prior approval of one or more regulators for various initiatives or corporate actions, including acquisitions or minority investments, the establishment of branches, certain dividends or capital distributions, and significant deviations from Newtek Bank’s previously approved business plan. Regulators take into account a range of factors in determining whether to grant a requested approval, including the supervisory status of the applicant and its affiliates. Thus, there is no guarantee that a particular proposal by us would receive the required regulatory approvals.

The Community Reinvestment Act (“CRA”) requires federal banking regulators, in their review of certain applications by banking organizations, to take into account the applicant’s record in helping meet the credit needs of its community, including low- and moderate-income neighborhoods. Newtek Bank is subject to periodic examination under the CRA by the OCC, which will assign ratings based on the methodologies set forth in its regulations and guidance. Less favorable CRA ratings, or concerns raised under the CRA, may adversely affect Newtek Bank’s ability to obtain approval for certain types of applications. Newtek Bank’s latest rating by the OCC under the CRA is “Satisfactory”. See “Risk Factors – As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations” on Page 16 of this prospectus.

Company as Source of Strength for Newtek Bank

Federal law and Federal Reserve policy require that a bank holding company serve as a source of financial and managerial strength for any FDIC-insured depository institution that it controls. Thus, if Newtek Bank were to be in financial distress or to otherwise be viewed by the regulators as in an unsatisfactory condition, then the regulators could require the Company to provide additional capital or liquidity support, or take other action, in support of Newtek Bank, even if doing so is not otherwise in the best interest of the Company.

Regulatory Capital Requirements and Prompt Corrective Action

The banking regulators view capital levels as important indicators of an institution’s financial soundness. As a general matter, FDIC-insured depository institutions and their holding companies are required to maintain a specified level of capital relative to the amount and types of assets they hold. While capital can serve as an important cushion against losses, higher capital requirements can also adversely affect an institution’s ability to grow and/or increase leverage through deposit-gathering or other sources of funding.

The Company and Newtek Bank are each subject to generally similar capital requirements adopted by the Federal Reserve and the OCC, respectively. These requirements establish required minimum ratios for common equity tier 1 risk-based capital, Tier 1 risk-based capital, total risk-based capital and a Tier 1 leverage ratio; set risk-weighting for assets and certain other items for purposes of the risk-based capital ratios; require an additional capital conservation buffer over the minimum required capital ratios in order to avoid certain limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses; and define what qualifies as capital for purposes of meeting the capital requirements. Specifically, the capital thresholds in order to be regarded as a well-capitalized institution under the Basel Committee on Banking Supervision standardized approach for U.S. banking organizations are as follows: a common equity tier 1 risk-based capital ratio of 6.5%, a Tier 1 risk-based capital ratio of 8.0%, a total risk-based capital ratio of 10.0% and a Tier 1 leverage ratio of 5.0%.

The regulators assess any particular institution’s capital adequacy based on numerous factors and may require a particular banking organization to maintain capital at levels higher than the generally applicable minimums. In this regard, and unless otherwise directed by the OCC, we have made commitments for Newtek Bank to maintain a tier 1 leverage ratio of no less than 10% and a total risk-based capital ratio of 11.5% for the term of the Operating Agreement.

The Federal Deposit Insurance Act provides for a system of “prompt corrective action” (“PCA”). The PCA regime provides for capitalization categories ranging from “well-capitalized” to “critically undercapitalized.” An institution’s PCA category is determined primarily by its regulatory capital ratios. The PCA regime requires remedial actions and imposes limitations that become increasingly stringent as an institution’s condition deteriorates and its PCA capitalization category declines. Among other things, institutions that are less than well-capitalized become subject to increasingly stringent restrictions on their ability to accept and/or rollover brokered deposits.

In addition to capital requirements, depository institutions are required to maintain non-interest bearing reserves at specified levels against their transaction accounts and certain non-personal time deposits.

Regulatory Limits on Dividends and Distributions

The ability of the Company or Newtek Bank to pay dividends, repurchase stock and make other capital distributions is limited by regulatory capital rules and other aspects of the regulatory regime. For example, a policy statement of the Federal Reserve provides that, among other things, a bank holding company generally should not pay dividends if its net income for the past year is not sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company’s capital needs, asset quality, and overall financial condition.

Dividends and capital distributions by Newtek Bank are also limited by the regulatory regimes. For example, the Operating Agreement requires Newtek Bank to be in compliance with certain capital levels before paying a dividend. Other laws and regulations generally applicable to national banks also limit the amount of dividends and capital distributions that may be made by a national bank and/or require prior approval of the OCC.

Federal Home Loan Bank System

Newtek Bank is a member of the Federal Home Loan Bank System (“FHLB”), which consists of 11 regional Federal Home Loan Banks. The FHLB provides a central credit facility primarily for member institutions. Newtek Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB. Newtek Bank is in compliance with this requirement with an investment in FHLB capital stock of $120,300.00 on January 18, 2023.

Consumer Protection

We are subject to a broad array of federal, state and local laws and regulations that govern almost every aspect of our business relationships with consumers. These laws relate to, among other things, the content and adequacy of disclosures, pricing and fees, fair lending, anti-discrimination, privacy, cybersecurity, usury, mortgages and housing finance, lending to service members, escheatment, debt collection, loan servicing, collateral secured lending, and unfair, deceptive or abusive acts or practices.

The Consumer Financial Protection Bureau (“CFPB”) is generally responsible for rulemaking with respect to certain federal laws related to the provision of financial products and services to consumers. In addition, the CFPB has examination and primary enforcement authority with respect to federal consumer financial protection laws with respect to banking organizations with assets of $10 billion or more. Newtek Bank has assets less than $10 billion; therefore, we are not currently subject to the examination and enforcement jurisdiction of the CFPB. However, many consumer protection rules adopted or amended by the CFPB do apply to us and are the subject of examination and enforcement with respect to us by the OCC.

If we fail to comply with these laws and regulations, we may be subject to significant penalties, judgments, other monetary or injunctive remedies, lawsuits (including putative class action lawsuits and actions by state and local attorneys general or other officials), customer rescission rights, supervisory or enforcement actions, and civil or criminal liability. See “Risk Factors – As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations” on Page 16 of this prospectus.

Anti-Money Laundering, Sanctions and Financial Crime

We are subject to a wide range of laws related to anti-money laundering, economic sanctions and prevention of financial crime, including the Bank Secrecy Act, the USA PATRIOT Act and economic sanctions programs. We are required to, among other things, maintain an effective anti-money laundering and counter-terrorist compliance program, identify and file suspicious activity and currency transaction reports, and block transactions with sanctioned persons or jurisdictions. Compliance with these laws requires significant investment of management attention and resources. These laws are enforced by a number of regulatory authorities, including the Federal Reserve, the OCC, Office of Foreign Assets Control, the Financial Crimes Enforcement Network, the U.S. Department of Justice, Drug Enforcement Administration, and Internal Revenue Service. Failure to comply with these laws, or to meet our regulators’ supervisory expectations in connection with these laws, could subject us to supervisory or enforcement action, significant financial penalties, criminal liability and/or reputational harm.

Third-Party Relationship Risk Management

We utilize third-party service providers to perform a wide range of operations and other functions, which may present various risks. Our regulators will expect us to maintain an effective program for managing risk arising from third-party relationships, which should be commensurate with the level of risk and complexity of our business and our third-party relationships. If not managed effectively, the use of third-party service providers may expose us to risks that could result in regulatory action, financial loss, litigation and reputational harm.

Privacy, Information Technology and Cybersecurity

We are subject to various laws related to the privacy of consumer information. For example, we and our subsidiaries are required under federal law periodically to disclose to their retail clients our policies and practices with respect to the sharing of nonpublic client information with their affiliates and others, and the confidentiality and security of that information. In some cases, Newtek Bank must obtain a consumer’s consent before sharing information with an unaffiliated third party, and Newtek Bank must allow a consumer to opt out of Newtek Bank’s sharing of information with its affiliates for marketing and certain other purposes. We are also subject to laws and regulatory requirements related to information technology and cybersecurity. For example, the Federal Financial Institutions Examination Council, which is a council comprised of the primary federal banking regulators, has issued guidance and supervisory expectations for banking organizations with respect to information technology and cybersecurity. Our regulators will regularly examine us for compliance with applicable laws, and adherence to industry best practices, with respect to these topics. For example, they will evaluate our security of user and customer credentials, business continuity planning, and the ability to identify and thwart cyber-attacks.

State regulators have also been increasingly active in implementing privacy and cybersecurity standards and regulations. Recently, several states have adopted regulations requiring certain financial institutions to implement cybersecurity programs and providing detailed requirements with respect to these programs, including data encryption requirements. Many states have also recently implemented or modified their data breach notification and data privacy requirements. For example, the California Privacy Rights Act of 2020 became fully operative on January 1, 2023. We expect this trend of state-level activity in those areas to continue, and are continually monitoring developments in the states in which our clients are located.

Limitations on Transactions with Affiliates and Loans to Insiders

Banks are subject to restrictions on their ability to conduct transactions with affiliates and other related parties under federal banking laws. For example, federal banking laws impose quantitative limits, qualitative requirements, and collateral standards on certain extensions of credit and other transactions by an insured depository institution with, or for the benefit of, its affiliates. In addition, most types of transactions by an insured depository institution with, or for the benefit of, an affiliate must be on terms substantially the same or at least as favorable to the insured depository institution as if the transaction were conducted with an unaffiliated third party. Federal banking laws also impose restrictions and procedural requirements in connection with the extension of credit by an insured depository institution to directors, executive officers, principal stockholders (including the Company) and their related interests. In addition, purchases and sales of assets between an insured depository institution and its executive officers, directors, and principal stockholders may also be limited under such laws. The Sarbanes-Oxley Act generally prohibits loans by public companies to their executive officers and directors. However, there is a specific exception for loans by financial institutions, such as Newtek Bank, to its executive officers and directors that are made in compliance with federal banking laws.

Acquisition of a Significant Interest in the Company

Banking laws impose various regulatory requirements on parties that may seek to acquire a significant interest in the Company. For example, the Change in Bank Control Act of 1978 would generally require that any party file a formal notice with, and obtain non-objection of, the Federal Reserve prior to acquiring (directly or indirectly, whether alone or acting in concert with any other party) 10% or more of any class of voting securities of the Company. Further approval requirements and significant ongoing regulatory consequences would apply to any company that (directly or indirectly, whether alone or as part of an association with another company) seeks to acquire “control” of the Company or Newtek Bank for purposes of the BHCA. The determination whether a party “controls” a depository institution or its holding company for purposes of these laws is based on applicable regulations and all of the facts and circumstances surrounding the investment. See “Risk Factors – Federal law may discourage certain acquisitions of our common stock which could have a material adverse effect on our shareholders” on Page 18 of this prospectus.

Effect on Economic Environment

The policies of regulatory authorities, including the monetary policy of the Federal Reserve, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve to affect the money supply are open market operations in U.S. government securities, changes in the discount rate on borrowings and changes in reserve requirements with respect to deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits. The Federal Reserve monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. Although we conduct stress tests to measure and prepare for the impact of potential changes in monetary policy, we cannot predict with certainty the nature of future monetary policies and the effect of such policies on our business and earnings.

NSBF’s Regulation as a Small Business Lending Company and the Transition of SBA 7(a) Lending to Newtek Bank

Our wholly-owned subsidiary, NSBF, is licensed by the SBA as an SBLC that originates loans through the SBA 7(a) Program (authorized by section 7(a) of the Small Business Act, 15 U.S.C. 636(a)), in accordance with our credit and underwriting policy, which incorporates by reference the applicable regulations and the SBA Standard Operating Procedures, Lender and Development Company Loan Program (“SOP 50 10 and 50 57 2”) (collectively, “SBA Loan Program Requirements”) as they relate to the financing and servicing of such loans. As a result of the Acquisition, all SBA 7(a) loan originations are being transitioned to Newtek Bank, and NSBF will cease origination of SBA 7(a) loans, relinquish its PLP status and wind-down its operations. During this wind down process, NSBF will be required to continue to own the SBA 7(a) loans and PPP Loans in its SBA loan portfolio to maturity, liquidation, charge-off, or (subject to SBA’s prior written approval), sale or transfer. NSBF will be required to continue to service and liquidate its SBA Loan Portfolio, including processing forgiveness and loan reviews for PPP Loans, pursuant to an SBA approved lender service provider agreement with SBL. During the wind down process, it is anticipated that NSBF will be required to maintain minimum capital requirements established by the SBA, will be required to maintain certain amounts of restricted cash available to meet any obligations to the SBA, will have restrictions on its ability to make dividends and distributions to its parent, and will remain liable to SBA for post-purchase denials and repairs, from the proceeds generated by NSBF’s SBA loan portfolio. Any future post-purchase denials and repairs demands on NSBF could negatively impact our results of operations. It is also anticipated that the Company will guarantee NSBF’s obligations to the SBA. NewtekOne’s dedicated Senior Lending Team that is now supporting Newtek Bank, as well as NSBF’s management team and employees who are now part of the Newtek Bank, will originate and service SBA 7(a) loans to qualifying SMBs and will follow the NewtekOne SBA 7(a) loan business model.

We anticipate Newtek Bank obtaining PLP status. The SBA grants PLP status to certain lenders originating SBA 7(a) loans based on achievement of certain standards in lending which are regularly monitored by the SBA. As a Preferred Lender, Newtek Bank will be authorized to place SBA guarantees on SBA 7(a) loans without seeking prior SBA review and approval. Designated PLP lenders are delegated the authority to process, close, service, and liquidate most SBA guaranteed loans without prior SBA review. PLP lenders are authorized to make SBA guaranteed loans, subject only to a brief eligibility review and assignment of a loan number by SBA. In addition, they are expected to handle servicing and liquidation of all of their SBA loans with limited involvement of SBA. However, there can be no guarantee that Newtek Bank will be able to maintain its SBA 7(a) lending license, nor that Newtek Bank will obtain PLP status under the SBA 7(a) program following the Acquisition. If Newtek Bank is delayed in obtaining, or fails to obtain, PLP status, it would have a material adverse impact on Newtek Bank’s ability to originate SBA 7(a) loans at NSBF’s historic levels, and it may negatively impact Newtek Bank’s SBA 7(a) loan origination volumes and revenues to be generated from the sale of guaranteed portions of SBA 7(a) loans. See “Risk Factors – There can be no guarantee that Newtek Bank will be able to maintain its SBA 7(a) lending license” on Page 18 of this prospectus.

Pursuant to the SBA’s regulations, the SBA is released from liability on its guaranty of an SBA 7(a) loan and may, in its sole discretion, refuse to honor a guaranty purchase request in full or in part, or recover all or part of the funds already paid in connection with a guaranty purchase, if the lender failed to comply materially with a SBA Loan Program Requirement; failed to make, close, service or liquidate the loan in a prudent manner; placed the SBA at risk through improper action or inaction; failed to disclose a material fact to the SBA in a timely manner; or misrepresented a material fact to the SBA regarding the loan. In certain instances, the SBA may refuse to honor a guaranty purchase request in full (referred to by the SBA as a “denial”) or in part (referred to by the SBA as a “repair”), or recover all or part of the funds already paid in connection with a guaranty purchase. In the event of a repair or denial, liability on the guaranty, in whole or in part, would be transferred to NSBF or Newtek Bank as the originator of the loan, as the case may be. Even though NSBF will cease originating new SBA 7(a) loans, it will retain and be exposed to repair and denial liability to the SBA for SBA 7(a) loans in NSBF’s portfolio. The incurrence of repairs and denials when NSBF is no longer generating income from the sales of guaranteed portions of SBA 7(a) loans can have a material negative impact on our financial results and liquidity. In addition, changes in SBA regulations and economic factors may adversely impact NSBF’s or Newtek Bank’s repair and denial rates. See “Risk Factors – NSBF will remain subject to SBA regulation as it winds down its operations” on Page 18 of this prospectus.

In connection with NSBF’s 2018 examination by the SBA, NSBF entered into a voluntary agreement with the SBA pursuant to NSBF’s commitment to operate under the SBA Loan Program Requirements. The agreement formalized many of the actions previously taken by NSBF to strengthen its operational procedures as they relate to NSBF’s delegated lender authority. Consistent with the terms of the agreement, NSBF has established a segregated restricted cash account in the amount of $10 million to account for potential post-purchase repairs and denials of guaranteed portions of SBA 7(a) loans, and agreed to take certain actions to demonstrate the sufficiency of NSBF’s liquidity and establish certain additional reporting and compliance procedures.

General Information
Our principal executive offices are located at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, our telephone number is (212) 356-9500 and our website may be found at http://www.NewtekOne.com. Information contained in our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
We are required to file periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at http://www.sec.gov. This information is also available free of charge by contacting us at NewtekOne, Inc., 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, by telephone at (212) 356-9500 or on our website at http://www.NewtekOne.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, or the registration statement of which this prospectus is a part.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. See "Available Information" for more information. The risks described these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements and Projections.”
In addition, set forth below are certain selected risk factors applicable to us and our shareholders following the Acquisition, our conversion to a financial holding company and our withdrawal of our previous election to be regulated as a BDC under the 1940 Act, upon which we became subject to the regulation of the Federal Reserve, the OCC, the FDIC and other laws and regulations generally applicable to banking organizations in the United States. You should read these risk factors carefully as they may differ from and are in addition to those which are generally applicable to our business and operations and those which were applicable to us as a BDC.

As a financial holding company we operate in a highly regulated environment that affects virtually all aspects of our operations, and the need to comply with applicable laws, regulations and supervisory expectations could materially impact our business, financial condition and results of operations.

Upon becoming a financial holding company, we became subject to a wide range of statutory and regulatory restrictions and requirements that will affect many aspects of our business. We are subject to federal regulation and supervision by the FDIC, OCC and Federal Reserve. The laws and regulations applicable to us govern a variety of matters, including permissible types, amounts, and terms of loans and investments we may make, the maximum interest rate that may be charged, the amount of reserves we must hold against deposits we take, the types of deposits we may accept, maintenance of adequate capital and liquidity, changes in the control of Newtek Bank and the Company, restrictions on dividends, and establishment of new offices. A principal objective of the U.S. bank regulatory system is to ensure the safety and soundness of banking organizations. Safety and soundness is a broad concept that includes financial, operational, compliance and reputational considerations, including matters such as capital, asset quality, quality of board and management oversight, earnings, liquidity, and sensitivity to market and interest rate risk and is generally intended to protect customers, depositors, the DIF and the overall financial stability of the United States, not our stockholders or creditors. Our regulators also have the ability to compel us to take, or restrict us from taking, certain actions entirely, such as actions that our regulators deem to constitute an unsafe or unsound banking practice. As part of its commitment to maintain safety and soundness, at the time the Company acquired Newtek Bank, Newtek Bank entered into the Operating Agreement with as described above, sets forth key parameters within which Newtek Bank must operate, such as with respect to its business plan, minimum capital, minimum liquidity, risk management and compliance. We continue to devote substantial time and resources to compliance and meeting our regulators’ supervisory expectations, which may adversely affect our profitability and may adversely affect our ability to pursue advantageous business opportunities.

See the section entitled “Regulation and Supervision” on Page 9 of this prospectus for information on the regulation and supervision framework which governs our Company and its activities as a financial holding company.

Our status as a financial holding company requires us to curtail certain activities and imposes limitations on certain activities, which may negatively impact the Company’s business, financial condition and results of operations.

As a financial holding company, we are subject to certain banking laws and regulations, including under the Bank Holding Company Act of 1956 (“BHCA”), and regulation and supervision by the Federal Reserve, and with respect to Newtek Bank, the OCC. As a result, we have regulatory restrictions on the actions in which we may engage, and such restrictions may limit our ability to acquire other businesses, enter into other strategic transactions, joint ventures, and undertake business transactions which we could otherwise undertake as a BDC. The Operating Agreement also contains certain concentration limits on the composition of Newtek Bank’s loan portfolio and dictates the amount of capital we must maintain (which during the term of the Operating Agreement is in excess of statutory requirements), which in turn could restrict our growth. Further, banking laws and regulations could require us to diversify into areas where we have less experience, which may adversely impact our financial condition and results of operations. For example, as a result of commitments made to the Federal Reserve, the Company has agreed to divest or otherwise terminate the activities conducted by Excel WebSolutions, LLC and NTS, including its subsidiary SIDCO, within two years of becoming a financial holding company, subject to any extension of the two-year period. The divestiture of these subsidiaries may adversely impact our financial condition and results of operations. As noted above, as a result of commitments made in the Operating Agreement, Newtek Bank is subject to, among other things, limitations on dividend payment, minimum liquidity requirements and risk management requirements. Further, if we do enter into acquisitions, partnerships and joint ventures, they may not provide us with the benefits we anticipate. We may not be able to successfully integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture, or comply with applicable regulatory requirements.

Changes in laws, regulations, or policies may adversely affect our business, financial condition and results of operations.

Congress and federal regulatory agencies continually review banking laws, regulations, policies and other supervisory guidance for possible changes. Changes in the presidential administration or control of Congress also increases the likelihood of further changes to laws, regulations and supervisory practices affecting financial institutions, which could include more stringent requirements and greater scrutiny from regulatory authorities.

We are unable to predict all of the ways in which changes in the legal or regulatory environment could impact our anticipated business models or objectives. Changes in these laws or regulations applicable to us as a financial holding company, including changes in the interpretation or implementation of those regulations or policies, may negatively impact the profitability of our business activities, require us to change certain of our business practices, materially affect our business model, limit the activities in which we may engage, affect retention of key personnel, require us to raise additional regulatory capital, increase the amount of liquid assets that we hold, otherwise affect our funding profile or expose us to additional costs (including increased compliance costs). Any such changes may also require us to invest significant management attention and resources to make any necessary changes and may adversely affect our ability to conduct our business as previously conducted or our results of operations or financial condition.

Recent events in the banking sector may have an adverse effect on aspects of our results of operations and the price of our common stock.

Recently, concerns have arisen with respect to the financial condition of a number of banking organizations in the United States, in particular those with exposure to certain types of depositors and large portfolios of investment securities. Silicon Valley Bank and Signature Bank were both placed into FDIC receivership resulting from significant and rapid deposit outflows and the Federal Reserve Board announced it will make available additional funding to eligible depository institutions to assist banking organizations with potential liquidity needs. While the Company’s business, balance sheet and depositor profile differs substantially from the banking institutions that are the focus of the greatest scrutiny, the operating environment and public trading prices of financial services sector can be highly correlated, in particular in times of stress, which has, and may continue to adversely affect the trading price of the Company’s common stock. In addition, there is uncertainty at the present time with respect to the effect that these events will have on the perceptions held by of individual and commercial depositors as to the safety of deposited funds at smaller banking institutions, which could affect the Bank’s ability to maintain its levels of deposit funding. The Company currently believes that its client base and business model differs from those of the banking organizations which are under the most scrutiny at the present time, however no assurances can be given that the effects of recent events will not have an adverse effect on the Company’s consolidated results of operations and financial performance. The Company believes its loan portfolio is less sensitive to a rising interest rate environment based on the fact that a material portion of the Company’s loan portfolio consists of SBA 7(a) loans, which are floating rate loans that bear interest at the prime rate plus a spread from 2.25% to 3.00%, which interest rates reset on a quarterly basis. Moreover, in response to these market conditions and consistent with its business plan, Newtek Bank has been focused on increasing its liquidity position by raising additional deposits and maintaining a significant portion of its liquidity in the form of cash held at the Federal Reserve, as opposed to long term investments. In addition, Newtek Bank management continues to closely monitor market conditions with a focus on it is asset liability management policies, as well as closely monitoring, among other things, capital levels, to ensure compliance with regulatory guidelines and the OCC Operating Agreement..

Failure to comply with applicable laws, regulations or commitments, or to satisfy our regulators’ supervisory expectations, could subject us to, among other things, supervisory or enforcement action, which could adversely affect our business, financial condition and results of operations.

If we do not comply with applicable laws, regulations or commitments, if we are deemed to have engaged in unsafe or unsound conduct, or if we do not satisfy our regulators’ supervisory expectations, then we may be subject to increased scrutiny, supervisory criticism, governmental or private litigation and/or a wide range of potential monetary penalties or consequences, enforcement actions, criminal liability and/or reputational harm. Such actions could be public or of a confidential nature, and arise even if we are acting in good faith or operating under a reasonable interpretation of the law and could include, for example, monetary penalties, payment of damages or other monetary relief, restitution or disgorgement of profits, directives to take remedial action or to cease or modify practices, restrictions on growth or expansionary proposals, denial or refusal to accept applications, removal of officers or directors, prohibition on dividends or capital distributions, increases in capital or liquidity requirements and/or termination of Newtek Bank’s deposit insurance. Additionally, compliance with applicable laws, regulations and commitments requires significant investment of management attention and resources. Any failure to comply with applicable laws, regulations or commitments could have an adverse effect on our business, financial condition and results of operations.

We are subject to anti-money laundering and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition and results of operations.

We are subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act, which require financial institutions to design and implement programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers and beneficial owners of certain legal entity customers seeking to open new financial accounts. Federal and state bank regulators also have focused on compliance with Bank Secrecy Act and anti-money laundering regulations. Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or expanding activities. During the last several years, several banking institutions have received large fines for non-compliance with these laws and regulations. Although we have policies and procedures designed to assist in compliance with the Bank Secrecy Act and other anti-money laundering laws and regulations, there can be no assurance that such policies or procedures will work effectively all of the time or protect us against liability for actions taken by our employees, agents, and intermediaries with respect to our business or any businesses that we may acquire. Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us, which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to stringent capital and liquidity regulations and requirements.

NewtekOne, Inc. is the parent company of and a separate and distinct legal entity from Newtek Bank. Legal entity liquidity is an important consideration as there are legal, regulatory, contractual and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, which could result in adverse liquidity events at either NewtekOne, Inc. and/or Newtek Bank. Applicable laws and regulations, including capital and liquidity requirements and the Operating Agreement, could restrict our ability to transfer funds between Newtek Bank and NewtekOne, Inc., which could adversely affect our cash flow and financial condition. Additionally, applicable laws and regulations may restrict what NewtekOne, Inc.is able to do with the liquidity it does possess, which may adversely affect our business and results of operations.

Further, pursuant to the Operating Agreement we have made certain commitments to the OCC which requires Newtek Bank to hold capital incremental to the minimum required under the applicable standards, which could also impact the Company’s ability to invest in assets. From time to time, regulators may implement changes to these capital adequacy and liquidity requirements. If we fail to meet these minimum capital adequacy and liquidity guidelines and other regulatory requirements, our business activities, including lending, and its ability to expand could be limited. It could also result in the Company being required to take steps to increase its regulatory capital that may be dilutive or adverse to stockholders, including limiting the Company’s ability to pay dividends to stockholders or limiting the Company’s ability to invest in assets even if deemed more desirable from a financial and business perspective.

Federal law and Federal Reserve policy require that a bank holding company serve as a source of financial and managerial strength for any FDIC-insured depository institution that it controls. Thus, if Newtek Bank were to be in financial distress or to otherwise be viewed by the regulators as in an unsatisfactory condition, then the federal banking regulators could require the Company to provide additional capital or liquidity support, or take other action, in support of Newtek Bank, even if doing so is not otherwise in the best interest of the Company or its shareholders.

NSBF will remain subject to SBA regulation as it winds down its operations.

As a result of the Acquisition, all SBA 7(a) loan originations are being transitioned to Newtek Bank, and NSBF will cease origination of SBA 7(a) loans, relinquish its PLP status and wind-down its operations. During this wind down process, NSBF will be required to continue to own the SBA 7(a) loans and PPP Loans in its SBA loan portfolio to maturity, liquidation, charge-off, or (subject to SBA’s prior written approval), sale or transfer. NSBF will be required to continue to service and liquidate its SBA Loan Portfolio, including processing forgiveness and loan reviews for PPP Loans, pursuant to an SBA approved lender service provider agreement with SBL. During the wind down process, it is anticipated that NSBF will be required to maintain minimum capital requirements established by the SBA, will be required to maintain certain amounts of restricted cash available to meet any obligations to the SBA, will have restrictions on its ability to make dividends and distributions to its parent, and will remain liable to SBA for post-purchase denials and repairs, from the proceeds generated by NSBF’s SBA loan portfolio. Any future post-purchase denials and repairs demands on NSBF could negatively impact our results of operations. It is also anticipated that the Company will guarantee NSBF’s obligations to the SBA.

There can be no guarantee that Newtek Bank will be able to maintain its SBA 7(a) lending license.

Prior to the Acquisition, both Newtek Bank and NSBF were granted SBA 7(a) lending licenses. Additionally, prior to the Acquisition, NSBF had been granted PLP status, which allowed it to place SBA guarantees on loans without seeking prior SBA review and approval. PLP status allowed NSBF to expedite loans since NSBF was not required to present applications to the SBA for concurrent review and approval. While the Company intends that NSBF will continue to service its current portfolio of SBA 7(a) loans, and that new SBA 7(a) loan originations will be made by Newtek Bank, there can be no guarantee that Newtek Bank will be able to maintain its SBA 7(a) lending license or obtain and maintain PLP status. The loss of Newtek Bank’s SBA 7(a) lending license or failure to obtain and maintain, or delays in obtaining, PLP status would have a material adverse impact on Newtek Bank’s ability to originate SBA 7(a) loans at NSBF’s historic levels, and it may negatively impact Newtek Bank’s SBA 7(a) loan origination volumes and revenues to be generated from the sale of guaranteed portions of SBA 7(a) loans, which could in turn negatively impact our results of operations.

Federal law may discourage certain acquisitions of our common stock which could have a material adverse effect on our shareholders.

Federal law may make it more difficult for someone to acquire our common stock in certain circumstances. Under federal law and subject to certain exemptions, a person, entity or group must notify the federal banking agencies before acquiring control of a bank holding company. An acquisition of 10% or more of any class of voting stock of a bank holding company generally creates a rebuttable presumption that the acquirer “controls” the bank holding company. In addition, a bank holding company must obtain the prior approval of the Federal Reserve before, among other things, acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, including Newtek Bank. These provisions could delay or prevent a third party from acquiring us, despite the possible benefit to our shareholders, or otherwise adversely affect the market price of our common stock.

The withdrawal of the Company’s election to be regulated as a BDC has resulted in a significant change in our accounting and financial reporting requirements.

Due to the Company’s withdrawal of its election to be regulated as a BDC on January 6, 2023, the Company is no longer subject to FASB Accounting Standards Codification Topic 946, Financial Services – Investment Companies, which will result in a significant change in our accounting and financial reporting requirements. Our financial statements as of December 31, 2022 are, and in previous years were, presented and accounted for under the specialized method of accounting applicable to investment companies, which required us to recognize our investments, including controlled investments, at fair value. As a BDC, we were precluded from consolidating any entity other than another investment company that acted as an extension of our investment operations and facilitated the execution of our investment strategy or an investment in a controlled operating company that provided substantially all of its services to us. Our financial statements for the fiscal year ended December 31, 2022 consolidate the accounts of the Company and NSBF, and excludes other wholly-owned subsidiaries. Our financial statements for the fiscal year ended December 31, 2022 reflect our investments at fair value, as determined in good faith by our Board. Certain of our subsidiaries’ financial statements are separately provided as significant unconsolidated wholly-owned subsidiaries. In future financial statements, beginning with the first quarter of 2023, the Company will be required to consolidate the financial statements of certain of its controlled or majority-owned investments together with those of the Company, which will be a significant change in our accounting and financial reporting requirements. Management will be required to expend significant efforts in order to implement this change in accounting and financial reporting requirements, which could adversely affect the time and attention devoted to other aspects of our business and operations.

The loss of pass-through tax treatment, as a result of the Company’s withdrawal of its election to be regulated as a BDC, may substantially reduce net assets and income available for dividends and debt repayments.

Prior to January 6, 2023, we operated so as to qualify as a RIC, which generally allowed us to qualify for effective pass-through tax treatment. Upon withdrawing our election to be regulated as a BDC, we have ceased to qualify for such pass-through tax treatment, and we will have to pay corporate-level taxes on all of our income whether or not we distribute it, which we expect will substantially reduce the amount of income available for distribution to our shareholders and to repay our borrowings. The Company will no longer qualify as a RIC beginning with the 2023 taxable year (e.g., beginning on January 1, 2023).

We could be adversely affected by information security breaches or cybersecurity attacks.

Our business operations and our subsidiaries’ business operations rely upon secure information technology systems for data processing, storage and reporting. Despite security and controls design, implementation and updating, such information technology systems could become subject to cyber-attacks. Network, system, application and data breaches could result in operational disruptions or information misappropriation, which could have a material adverse effect on our business, results of operations and financial condition.

In addition, our business operations involve the storage and transmission of Newtek, customer and employee proprietary information. Our businesses rely on our digital technologies, computer and email systems, software, and networks to conduct operations. Our technologies, systems and networks may become the target of criminal cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information of us or third parties with whom we deal, or otherwise disrupt our or our customers’ or other third parties’ business operations.

Additionally, the increased use of mobile and cloud technologies due to the increased amount of remote work resulting from the COVID-19 pandemic could heighten these and other operational risks as certain aspects of the security of such technologies may be complex and unpredictable. It is critical to our business strategy that our facilities and infrastructure remain secure and are perceived by the marketplace to be secure.

We maintain a cybersecurity risk management program that is overseen by the Chief Information Security Officer (“CISO”) of NTS. The CISO is chiefly responsible for developing, maintaining, and enforcing cybersecurity and cyber risk-related policies; ensuring the Company and its subsidiaries satisfy requirements of relevant regulations, industry standards, and third-party risk assessment requirements; keeping abreast of developing security threats, and helping both the Board and the board of directors of Newtek Bank understand potential security problems that might arise from the changing threat landscape; and overseeing and implementing regular security awareness training of all employees on cybersecurity, and supporting effective communication with users to limit security vulnerabilities. The CISO regularly reports to the Board and the board of directors of Newtek Bank on the state of our cybersecurity risk management program and provides updates on cybersecurity matters.

Although we believe we and our IT providers employ appropriate security technologies (including data encryption processes, intrusion detection systems), and conduct comprehensive risk assessments and other internal control procedures to assure the security of our and our customers’ data, we cannot guarantee that these measures will be sufficient for this purpose. If our and our IT provider’s security measures are breached as a result of third-party action, employee error or otherwise, and as a result our or our customers’ data becomes available to unauthorized parties, we could incur liability and our reputation would be damaged, which could lead to the loss of current and potential customers. If we experience any breaches of our network security or sabotage, we might be required to expend significant capital and other resources to detect, remedy, protect against or alleviate these and related problems, and we may not be able to remedy these problems in a timely manner, or at all. Because techniques used by outsiders to obtain unauthorized network access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. For example, in early 2018, an unauthorized third-party misappropriated three of NTS’ domain names. NTS’ management and forensic investigators determined that attackers compromised a portion of NTS’ shared webhosting system, and may have acquired certain customer information limited to its shared webhosting customers, and/or gained access to certain of its shared webhosting servers. In response, NTS has taken a range of steps designed to further secure its systems, enhance its security protections, enhance access controls, and prevent future unauthorized activity.

As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. Although we have insurance in place that covers such incidents, the cost of a breach or cyber-attack could well exceed any such insurance coverage.

If we are deemed to be an investment company under the Investment Company Act of 1940, we will not be able to successfully execute our business strategy.

Certain of our subsidiaries rely on Rule 3a-7 to exclude their securitization activities from the definition of an “investment company” under the 1940 Act. Additionally, the Company has determined that, after withdrawing its election to be treated as a business development company, it is not an “investment company” because it neither holds more than 40% of its assets in “investment securities,” nor is it primarily engaged in, or holding itself out as being primarily engaged in, the business of investing, reinvesting or trading in securities. As a part of its determination, the Company has determined that certain of the loans held by its subsidiaries are neither securities nor “investment securities” under the 1940 Act. However, the staff of the SEC may disagree with our conclusions that (i) loans held by us and our subsidiaries are not securities as defined in the Act and that (ii) the Company did not meet the definition of an investment company under section 3 of the 1940 Act subsequent to our withdrawal of the election to be regulated as a BDC. If the SEC or a court determines that one or more of our subsidiaries’ activities cause us to fall within the definition of an “investment company,” and if no exemption is available, we could be required to register under the 1940 Act. Compliance with the 1940 Act, as a registered investment company, would require us to significantly alter our business and could impair our ability to operate as financial holding company, with potential adverse impacts on our business, and, thus, our shareholders.

Risks related to our subsidiary Newtek Insurance Agency (NIA)

NIA does not have any control over the commissions it earns on the sale of insurance products which are based on premiums and commission rates set by insurers and the conditions prevalent in the insurance market.

NIA earns commissions on the sale of insurance products. Commission rates and premiums can change based on the prevailing economic and competitive factors that affect insurance underwriters. In addition, the insurance industry has been characterized by periods of intense price competition due to excessive underwriting capacity and periods of favorable premium levels due to shortages of capacity. We cannot predict the timing or extent of future changes in commission rates or premiums or the effect any of these changes will have on the operations of NIA.

NIA depends on third parties, particularly property and casualty insurance companies, to supply the products marketed by its agents.

NIA contracts with property and casualty insurance companies typically provide that the contracts can be terminated by the supplier without cause. NIA’s inability to enter into satisfactory arrangements with these suppliers or the loss of these relationships for any reason would adversely affect the results of its insurance business. Also, NIA’s inability to obtain these products at competitive prices could make it difficult for it to compete with larger and better capitalized providers of such insurance services.

If NIA fails to comply with government regulations, its insurance agency business would be adversely affected.

NIA insurance agency business is subject to comprehensive regulation in the various states in which it conducts business. NIA’s success will depend in part upon its ability to satisfy these regulations and to obtain and maintain all required licenses and permits. NIA’s failure to comply with any statutes and regulations could have a material adverse effect on it. Furthermore, the adoption of additional statutes and regulations, changes in the interpretation and enforcement of current statutes and regulations could have a material adverse effect on it.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS AND PROJECTIONS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain, forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our subsidiaries, our industry, and the global economy. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus, including the documents that we incorporate by reference herein, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, involve risks and uncertainties, including statements as to:

•our future operating results;
•our business prospects and the prospects of our subsidiaries;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the ability of our business to achieve its objectives;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the adequacy of our cash resources and working capital;
•our ability to operate as a financial holding company and increased compliance and other costs associated with such operations;
•our ability to operate our subsidiary Newtek Bank, a national bank regulated and supervised by the OCC, and increased compliance and other costs associated with such operations;
•the timing of cash flows, if any, from the operations of our subsidiaries.
These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•an economic downturn could impair our subsidiaries’ ability to continue to operate or repay their borrowings, which could adversely affect our results;
•a contraction of available credit and/or an inability to access the equity markets, which could impair our lending activities;
•interest rate volatility, including the decommissioning of LIBOR, which could adversely affect our results;
•impacts to financial markets and the global macroeconomic and geopolitical environment, including higher inflation and its impacts; higher interest rates and the impacts on macroeconomic conditions, and NewtekOne, Inc.’s funding costs; and
•the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include the ability of Newtek Bank to originate loans under the SBA 7(a) program, obtain and maintain PLP status, sell SBA guaranteed portions of SBA 7(a) loans at premiums and grow deposits; our ability to originate new loans; our subsidiaries ability to generate revenue and obtain and maintain certain margins and levels of profitability; and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, including the documents that we incorporate by reference herein, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Part II – Item 1A. Risk Factors” and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. See "Available Information" for more information. You should not place undue reliance on these forward-looking statements, which apply only as of the dates of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. The forward-looking statements in this prospectus are excluded from the safe-harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific offering of securities.

SUMMARY OF THE SECURITIES WE MAY OFFER
We may use this prospectus to offer securities in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

Our securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission, or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to Maryland Law and our charter and bylaws for a more detailed description of the provisions summarized below.
Stock
Our authorized stock consists of 200,000,000 shares of stock, par value $0.02 per share, of which all are designated as common stock except for the 20,000 shares which are designated as Series A Convertible Preferred Stock. Our common stock is traded on the Nasdaq Global Market under the ticker symbol “NEWT.” Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
The following are our outstanding classes of stock as of July 20, 2023:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common stock, par value $0.02 per share	199,980,000	—	24,652,370
Series A Convertible Preferred Stock, par value $0.02 per share	20,000	—	—

(1)    An equity compensation plan has been adopted to cover up to 3,000,000 common shares, but no options have been awarded.
Under our charter, our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. Our charter also provides that the Board, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
Common Stock
All shares of our common stock have equal rights as to earnings, assets, voting, and distributions and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our charter authorizes our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
On February 3, 2023, we issued 20,000 shares of our Series A Convertible Preferred Stock in a private placement transaction in reliance on Section 4(a)(2) of the Securities Act. For more information see "Available Information" and our Current Report on Form 8-K filed on February 7, 2023 which is incorporated by reference to this prospectus.
For more information on the preferred stock that we may offer, see “Description of our Preferred Stock” below.
Options and Restricted Stock
From time to time, at the discretion of the Compensation, Corporate Governance and Nominating Committee of the Company's Board of Directors, and subject to Company stockholder approval of an amendment to the Company's Amended and Restated 2014 Stock Incentive Plan, the Company intends to grant awards of shares of restricted common stock and stock options to the named executive officers and other employees to create a clear and strong alignment between compensation and stockholder return and to enable the named executive officers and other employees to develop and maintain a stock ownership position in the Company that will vest over time and act as an incentive for the employee to remain with the Company. See “Executive Compensation” in our most recent definitive proxy statement for a description of equity-based compensation.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
Our charter authorizes us, to the maximum extent permitted by Maryland law to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws
The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our Board is divided into three classes of directors serving staggered three-year terms. The first class expires in 2024, the second class expires in 2025, and the third class expires in 2023. Upon expiration of their current terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors will be elected by the stockholders. Barry Sloane and Peter Downs serve in Class I, with terms expiring at the 2024 Annual Meeting; Gregory Zink, Fernando Perez-Hickman and Halli Razon-Feingold serve in Class II, with terms expiring at the 2025 Annual Meeting; and Richard Salute and Salvatore Mulia serve in Class III, with terms expiring at the 2023 Annual Meeting.
A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Election of Directors
Our charter and bylaws provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director. Pursuant to our charter our Board may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one nor more than twelve. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by the Board or (c) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our charter and bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our bylaws. In a Special Meeting of Stockholders held on September 30, 2022, our stockholders rejected a proposal that would have allowed our stockholders to amend our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board shall determine such rights apply.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Act”). Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by Board, including a majority of the directors who are not interested persons. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. We may issue preferred stock from time to time. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.
The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock.
If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, or as otherwise may be described in a prospectus supplement accompanying each offering of preferred stock.
For any series of preferred stock that we may issue, our Board will determine and the articles supplementary and prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate, whether fixed or variable, and time at which any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Set forth below is a summary of the general terms and conditions expect to be included in any deposit agreement with respect to the depositary shares, however specific terms and conditions of the deposit agreement related to the depositary shares will be further described in the particular prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.
In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Redemption, Conversion and Exchange of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.
If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.
After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.
Resignation and Removal of Depositary
Following its appointment, the deposit agreement may provide that the preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
General
We may issue subscription rights to our stockholders to purchase common stock or our other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering (which, in the case of transferable rights, may require a minimum number of shares to be held of record before a person is entitled to purchase an additional share);
•the number of such subscription rights issued to each stockholder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in the Company upon completion of such rights offering. Any rights offering may dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock or other securities. Such warrants may be issued independently or together with shares of common stock or other securities and may be attached or separate from such shares of common stock or other securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•the number of shares of common stock or other securities issuable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the shares of common stock or other securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock or other securities;
•if applicable, the date on and after which such warrants and the related shares of common stock or other securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The Company and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue senior or subordinated debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
Currently, we have the following debt securities outstanding, each were issued pursuant to a Base Indenture (the “existing indenture”), dated as of September 23, 2015 between Newtek, as issuer and U.S. Bank National Association, as trustee (the “trustee”):
•$38.25 million of the 5.75% Notes due 2024 (the “2024 Notes”);
•$30.0 million of the 5.00% Notes due 2025 (the “2025 Notes”);
•$115.0 million 5.50% notes due 2026 (the “2026 Notes”); and
•$50.0 million 8.125% notes due 2025 (the “2025 8.125% Notes” and together with the 2024 Notes, the 2025 Notes and the 2026 Notes, the “existing notes”).
In connection with the consummation of the Acquisition and the Company becoming a financial holding company, we plan to enter into new indentures in respect of senior and subordinated debt securities with the trustee (the "senior notes indenture" and the “subordinated notes indenture”, respectively, and together with the existing indenture, the “indentures”). The existing indenture and forms of each of the senior notes indenture and subordinated notes indenture are included as exhibits to our Registration Statement on Form S-3 of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the indenture or any supplemental indenture we may enter into at the time of an offering of debt securities.
This section includes a description of the material provisions of the indentures. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indentures. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered thereby including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);
•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default (as defined in “Events of Default” below);
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interest;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations.
General
The indentures provide that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indentures in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indentures do not limit the amount of debt securities that may be issued under a particular indenture from time to time. Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under an indenture, are called the “indenture securities.” The indentures also provide that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the incurrence of senior or subordinated indebtedness or general obligations, including indebtedness ranking on an equal basis with the subordinated debt securities offered by such prospectus supplement.
Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.
Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including indebtedness, bank customer deposits, trade payables, guarantees and lease obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that which is held by us. If a receiver or conservator were appointed for Newtek Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Newtek Bank. Unless otherwise specified in the applicable prospectus supplement, the applicable indenture will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio, and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indentures, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security. Both the 2024 Notes and the 2026 Notes were issued pursuant to a global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;

•an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;
•an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds, your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security;
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institution to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”

Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York, as applicable, and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her, or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indentures as if they were made on the original due date, except as otherwise indicated in any prospectus supplement. Such payment will not result in a default under any debt security or the indentures, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
The term “Event of Default” in respect of the existing notes issued under the existing indenture means any of the following:
•we do not pay the principal of (or premium, if any, on) a debt security of the series within five days of its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we do not deposit any sinking fund payment in respect of debt securities of the series within two business days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);
•we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days; or
•any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
Unless otherwise indicated in the applicable prospectus supplement, the following will be Events of Default under the senior notes indenture with respect to the senior debt securities:
•default in the payment of all or any part of the principal (or premium, if any), if any, on senior debt securities at maturity;
•default in the payment of any interest on the senior debt securities, when it becomes due and payable, and continuance of such default for a period of 30 days which continues for 30 days;
•default in the deposit of any sinking fund payment on the senior debt securities when due;
•default in the performance or breach of any covenant or warranty in the applicable indenture for the benefit of that series of senior debt securities, and continuance of such default or breach for a period of 90 days after written notice has been given of the default or breach in accordance with the senior notes indenture;

•specified events of bankruptcy, insolvency or reorganization; and
•any other event of default provided with respect to the senior debt securities of any series.
Unless otherwise indicated in the applicable prospectus supplement, the following will be Events of Default under the subordinated notes indenture with respect to the subordinated debt securities:
•specified events of bankruptcy, insolvency or reorganization; and
•any other event of default provided with respect to the subordinated debt securities of any series.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
Under certain of the indentures, if an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer a reasonable indemnity to the trustee against the costs, expenses, and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than:
•the payment of principal, any premium or interest on the debt securities of such series; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series.
Merger or Consolidation
Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity that is incorporated under U.S. federal or state law. We are also permitted to sell all or substantially all of our assets to any such entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell substantially all of our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;
•immediately after giving effect to the transaction, no event of default under the indenture shall have occurred and be continuing;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the indenture and/or supplemental indenture relating to a particular series of debt securities.
Modification or Waiver
Unless otherwise indicated in the applicable prospectus supplement, we and the trustee under the applicable indenture may amend and modify each indenture or debt securities under the applicable indenture with the consent of holders of at least a majority in principal amount of each affected series of debt securities then outstanding under the indenture. However, without the consent of each holder of any affected debt security issued under the applicable indenture, we may not amend or modify that indenture to:
•change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•impair your right to sue for payment;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants (except to increase any required percentage or provide that certain other provisions of an indenture cannot be modified without the consent of each affected holder).
In addition, the subordinated notes indenture may not be amended at any time to alter the subordination of any of the outstanding subordinated debt securities without the consent of each holder of senior debt outstanding that would be adversely affected thereby.

Changes Not Requiring Approval
Certain types of changes do not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and
•for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance”.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under an indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or requests a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “— Subordination” below, such subordination would not prevent the trustee under an indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders however, in the case of subordinated debt securities, no covenant defeasance or full defeasance will be permitted if there is then having occurred or continuing any default or event of default in respect of any senior debt. In order to achieve covenant defeasance, the following must occur:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 120 days; and
•satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described in the second bullet below, we can legally release ourself from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
•we must deliver to the trustee a legal opinion of its counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments, as applicable;

•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 120 days; and
•satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form;
•without interest coupons; and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as its agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourself.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities, provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated notes indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.
In addition, we may make no payment on the subordinated debt securities in the event:
•there is a default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and
•the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.
By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated notes indenture as all indebtedness and obligations of NewtekOne, Inc. as described below, whether any such indebtedness and obligations are outstanding as of the date of the subordinated notes indenture or created, incurred, assumed or guaranteed after such date:
(i)    all indebtedness and obligations of, or guaranteed or assumed by, NewtekOne, Inc. that are (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments, or (c) deferred obligations for the payment of the purchase price of property or assets;
(ii)    obligations of NewtekOne, Inc. that are similar to those in clause (i) and arise from off-balance sheet guarantees and direct credit substitutes;
(iii)    all obligations of NewtekOne, Inc. associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and
(iv)    all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations described in any of the preceding clauses (i), (ii) and (iii).
“Senior debt” does not include (1) the subordinated debt securities and (2) other indebtedness of NewtekOne, Inc. as is by its terms expressly stated (a) not to be senior in right of payment to, (b) to rank pari passu with, or (c) to rank junior in right of payment to, the subordinated debt securities.
The subordinated notes indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.
Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by any subsidiaries, financing vehicles, or similar facilities we may have.
In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indentures
The trustee under the existing notes will remain the trustee under the existing indenture and we expect it will serve as the trustee under the senior notes indenture and the subordinated notes indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
Units will consist of any combination of two or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:
•the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;
•any additional terms of the agreement governing the units;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and
•whether the units will be issued in fully registered form.
The terms and conditions applicable to the securities described above will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We may issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may offer, from time to time, up to $500,000,000 of common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities or and/or units consisting of some or all of these securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods.

We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the shares offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders, or (iii) under such other circumstances as the SEC may permit. Any offering of securities by us that requires the consent of the majority of our common stockholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of FINRA or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 10.0% of the gross proceeds of the sale of shares offered pursuant to this prospectus and any applicable prospectus supplement.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the Nasdaq Global Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS
Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, DC. Certain legal matters in connection with the offering will be passed upon for the underwriters by the counsel named in the applicable prospectus supplement.

EXPERTS
NewtekOne, Inc.

The consolidated financial statements and the related consolidated financial statement schedules of NewtekOne, Inc. (formerly known as Newtek Business Services Corp.) and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated in this Prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

Newtek Bank N.A.

The financial statements of Newtek Bank N.A., formerly known as National Bank of New York City, as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 incorporated in this Prospectus by reference from the Current Report on Form 8-K/A filed by NewtekOne, Inc., formerly known as Newtek Business Services Corp., on January 27, 2023, have been audited by RSM US LLP, independent auditors, as stated in their report thereon, incorporated herein by reference. Such financial statements have been so incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form S-3, together with all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about us and our securities being offered by this prospectus. We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at www.newtekone.com and intend to make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us in writing at 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and all documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act,(i) during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

•our Definitive Proxy Statement on Schedule 14A, as amended by Amendment No. 1 thereto filed with the SEC on May 5, 2023;

•our Current Reports on Form 8-K, filed with the SEC on January 6, 2023 (as amended by the Form 8-K/A filed on January 27, 2023), January 17, 2023, January 24, 2023, February 7, 2023, February 27, 2023, February 27, 2023, March 6, 2023, April 6, 2023, April 19. 2023, May 16, 2023, May 19, 2023, May 30, 2023, June 14, 2023, June 16, 2023, June 27, 2023 and July 7, 2023; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36742), as filed with the SEC on November 12, 2014, including any amendment or report filed for the purpose of updating such description.
To obtain copies of these filings, see “Available Information,” or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:
NewtekOne, Inc.
4800 T Rex Avenue, Suite 120
Boca Raton, Florida 33431
(212) 356-9500
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

NEWTEKONE, INC.
Up to $50,000,000 of Depositary Shares, each representing a 1/40th interest in a share of
8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, 8.50%
Fixed Rate Senior Notes due 2029, 8.625% Fixed Rate Senior Notes due 2029
and 8.50% Fixed Rate Senior Notes due 2031

PROSPECTUS SUPPLEMENT

March 12, 2026

B. Riley Securities	Compass Point Research & Trading LLC	Roth Capital Partners, LLC

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